UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the registrant ☒   Filed by a party other than the registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ENSCO International Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CARL F. THORNE

Chairman and Chief Executive Officer

March 23, 2005

DEAR FELLOW STOCKHOLDER:

On behalf of our Board of Directors, I cordially invite you to attend the 2005 Annual Meeting of Stockholders of ENSCO International Incorporated (the “Company”). The Annual Meeting will be held at 10:00 a.m. on Tuesday, May 3, 2005, at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas. Your Board of Directors and officers look forward to personally greeting Stockholders who are able to attend.

At the Annual Meeting, Stockholders will be asked to vote on election of two Class II Directors, approval of amendments to the Company’s Certificate of Incorporation, the 2005 Cash Incentive Plan and the 2005 Long-Term Incentive Plan, and ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s auditors for 2005, all as described in detail in the attached Proxy Statement. Your Board of Directors recommends that you vote “For” the individuals nominated to serve as Class II Directors and “For” all of the other proposals which have been submitted to the Stockholders for approval.

Your vote is important. Whether or not you are able to attend the Annual Meeting, I hope you will vote promptly. This will save your Company additional expenses associated with soliciting proxies, as well as ensure that your shares are represented. Most Stockholders have a choice of voting over the Internet, by telephone or by mailing the enclosed proxy card or voting instructions. Voting over the Internet, by telephone or by proxy or voting instructions will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card or voting instructions regarding each of the voting options available to you. You may vote in person at the Annual Meeting even if you have previously submitted your proxy vote authorization.

Yours respectfully,

Carl F. Thorne

ENSCO INTERNATIONAL INCORPORATED

500 N. Akard Street

Suite 4300

Dallas, Texas 75201-3331

(214) 397-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 3, 2005

The Annual Meeting of Stockholders of ENSCO International Incorporated (the “Company”) will be held at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas, at 10:00 a.m., Dallas time, on Tuesday, May 3, 2005, to consider and vote on:

1.	Election of two Class II Directors, each for a three-year term;

2.	Approval of an amendment to the Company’s Certificate of Incorporation to consolidate the existing authorized two classes of preferred stock into a single class of preferred stock;

3.	Approval of an amendment to the Company’s Certificate of Incorporation to remove restrictions on ownership and control of shares of the Company by non-United States citizens;

4.	Approval of amendments to simplify and modernize the Company’s Certificate of Incorporation;

5.	Approval of the 2005 Cash Incentive Plan;

6.	Approval of the 2005 Long-Term Incentive Plan;

7.	Ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent accountants for 2005; and

8.	Such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 14, 2005, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting is on file at the executive offices of the Company, 500 N. Akard Street, Suite 4300, Dallas, Texas 75201-3331.

By Order of the Board of Directors

Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary

March 23, 2005

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE ENCLOSED PROXY CARD OR VOTING INSTRUCTIONS.

ENSCO INTERNATIONAL INCORPORATED

PROXY STATEMENT

The following information is submitted concerning the matters to be acted upon at the Annual Meeting of Stockholders (the “Annual Meeting”) of ENSCO International Incorporated (the “Company”) to be held at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas, on Tuesday, May 3, 2005, at 10:00 a.m., Dallas time, or any adjournment thereof, pursuant to the enclosed Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card or voting instructions are first being sent to holders of the Company’s shares of capital stock entitled to vote at the Annual Meeting (the “Stockholders”) on or about March 31, 2005.

VOTING AND PROXY

Proxies are solicited on behalf of the Board of Directors of the Company. Most Stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing the enclosed proxy or voting instructions card and mailing it in the envelope provided. Please refer to your proxy card or voting instructions for voting options available to you. A proxy vote authorization may be revoked by a Stockholder at any time prior to the exercise thereof by filing a written revocation or duly executed proxy card bearing a later date with the Secretary of the Company. A proxy shall also be revoked if a Stockholder of record is present at the Annual Meeting and elects to vote in person.

Unless contrary instructions are indicated, all shares represented by validly executed proxy cards or voting instructions (including an Internet or telephone vote) received pursuant to this solicitation (and which have not been revoked before they are voted) will be voted:

1.	FOR election of the Class II nominees for Director named herein;

2.	FOR approval of an amendment to the Company’s Certificate of Incorporation to consolidate the existing authorized two classes of preferred stock into a single class of preferred stock;

3.	FOR approval of an amendment to the Company’s Certificate of Incorporation to remove restrictions on ownership and control of shares of the Company by non-United States citizens;

4.	FOR approval of amendments to simplify and modernize the Company’s Certificate of Incorporation;

5.	FOR approval of the 2005 Cash Incentive Plan;

6.	FOR approval of the 2005 Long-Term Incentive Plan;

7.	FOR ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent accountants for 2005; and

8.	In accordance with the recommendation of management as to any other matters which may properly come before the Annual Meeting.

In the event a Stockholder specifies a different choice by means of the enclosed proxy card or voting instructions, the Stockholder’s shares will be voted in accordance with the specification so made.

The cost of solicitation of proxies, if any, will be borne by the Company and, upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy material to and solicitation of proxies from beneficial owners of the Company’s common stock, par value $.10 per share (“Common Stock”). In addition to the use of mail, employees of the Company may solicit proxies by telephone or other means of communication. The Company has retained the services of D. F. King & Co., Inc., New York, New York to solicit proxies by mail, telephone, internet or personal contact. The estimated cost of the professional solicitation will be approximately $6,500 plus out-of-pocket expenses.

RECORD DATE, OUTSTANDING SHARES AND QUORUM

The Stockholders entitled to vote at the Annual Meeting are the holders of record at the close of business on March 14, 2005 (the “Record Date”) of approximately [151,164,994] outstanding shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. A list of all Stockholders entitled to vote is on file at the executive offices of the Company, 500 N. Akard Street, Suite 4300, Dallas, Texas 75201-3331. Only Stockholders of record on the books of the Company on the Record Date will be entitled to vote at the Annual Meeting.

For purposes of conducting the Annual Meeting, the holders of at least a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. A holder of stock shall be treated as being present at the Annual Meeting if the holder of such stock is (i) present in person at the Annual Meeting or (ii) represented at the Annual Meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the Chairman of the Board of Directors or the Stockholders holding a majority of the Common Stock present at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting.

VOTE REQUIRED

Except for Proposal 4, which requires an affirmative vote of the holders of at least two-thirds of the voting power of all shares of Common Stock of the Company outstanding as of the record date, the proposals being submitted to Stockholders for approval shall be approved upon establishment of a quorum if the votes cast in favor of such proposals exceed the votes cast opposing such proposals,

ABSTENTIONS AND BROKER NON-VOTES

A broker non-vote occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors. Non-routine matters include the matters being submitted to the Stockholders in Proposals 2-6.

Under the Company’s bylaws, when a quorum is present at any Stockholder meeting, action on a matter (including the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter, unless otherwise provided in the Company’s Certificate of Incorporation. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, abstentions and broker non-votes will have no effect on any of the proposals other that Proposal 4 - Approval of amendments to simplify and modernize the Company’s Certificate of Incorporation. The Company’s Certificate of Incorporation requires that Proposal 4 receive at least two-thirds of the voting power of all shares of Common Stock of the Company outstanding as of the record date and, therefore, abstention and broker non-votes will be counted as votes “Against” this proposal.

OWNERSHIP OF VOTING SECURITIES

The following tables set forth certain information concerning the number of shares of Common Stock owned beneficially as of January 31, 2005, by (i) each person known to the Company to own more than five percent of the Common Stock (the only class of voting securities outstanding); (ii) each director of the Company, including employee directors; (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company; and (iv) all directors and executive officers of the Company as a group.

Beneficial Ownership Table

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
FMR Corp. 82 Devonshire Street Boston, MA 02109	14,659,320	(2)	9.7

Capital Research and Management Company(3) The Growth Fund of America, Inc. 333 South Hope Street Los Angeles, CA 90071	11,779,900	(3)	7.8	(3)

AMVESCAP PLC 11 Devonshire Square London EC2M 4YR England	8,132,278	(4)	5.4

Executive Officers and Directors:

Carl F. Thorne Chairman of the Board and Chief Executive Officer	1,744,987	(5)	1.2

William S. Chadwick, Jr. Senior Vice President – Operations	259,759	(5)(6)	-	(7)

Phillip J. Saile President – ENSCO Offshore International Company	241,603	(5)(6)(8)	-	(7)

J. W. Swent, III Senior Vice President – Chief Financial Officer	45,000	(5)	-	(7)

Jon C. Cole Senior Vice President – Business Development and Safety, Health, Environment	76,287	(5)(6)	-	(7)

Morton H. Meyerson Director	86,326	(9)	-	(7)

Thomas L. Kelly II Director	102,236	(9)	-	(7)

Gerald W. Haddock Director	35,021	(9)	-	(7)

Paul E. Rowsey, III Director	39,749	(9)	-	(7)

David M. Carmichael Director	34,588	(9)	-	(7)

Joel V. Staff Director	29,737	(9)	-	(7)

Rita M. Rodriguez Director	21,000	(9)	-	(7)

All Directors and Executive Officers as a Group (19 persons, including those named above)	3,209,698	(10)	2.1

(1)	At January 31, 2005, there were 151,164,994 shares of Common Stock outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

(2)	Based on the Schedule 13G/A filed on February 14, 2005, FMR Corp. may be deemed to be the beneficial owner of 14,659,320 shares of Common Stock, of which it has sole voting power for 1,212,156 shares.

(3)	Based on the Schedule 13G filed by Capital Research and Management Company and The Growth Fund of America, Inc. on February 11, 2005. According to the Schedule 13G filed by such persons, Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 is deemed to be the beneficial owner of 11,779,900 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The Growth Fund of America, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company, is the beneficial owner of 8,235,000 shares, or 5.4% of the total shares outstanding.

(4)	Based on the Schedule 13G filed by AMVESCAP PLC on February 15, 2005.

(5)	Includes shares immediately issuable upon exercise of stock options and shares of restricted stock that vest at an annual rate as follows:

	Options	Restricted Stock
		Number of Shares	Annual Vesting
Carl F. Thorne	241,250	135,000	15,000
William S. Chadwick, Jr.	140,000	2,000	2,000
		2,000	1,000
		36,000	4,000

		40,000

Phillip J. Saile	118,750	2,000	2,000
		2,000	1,000
		18,000	2,000

		22,000

J. W. Swent, III	-	45,000	5,000

Jon C. Cole	25,000	45,000	5,000

(6)	Also includes shares held indirectly under the ENSCO Savings Plan and ENSCO Supplemental Executive Retirement Plan (“SERP”) and which is described below under “Executive Compensation “ as follows:

	ENSCO Savings Plan	SERP
William S. Chadwick, Jr.	9	2
Phillip J. Saile	3,103	1,203
Jon C. Cole	796	491

(7)	Ownership is less than one percent of the shares of Common Stock outstanding.

(8)	Includes 500 shares owned by Mr. Saile’s wife, in respect of which Mr. Saile disclaims beneficial ownership.

(9)	Includes shares immediately issuable upon exercise of stock options and shares held indirectly under the Non-Employee Director Deferred Compensation Plan as follows:

	Options	Deferred Compensation Plan
Morton H. Meyerson	30,000	-
Thomas L. Kelly II	30,000	-
Gerald W. Haddock	30,000	3,365
Paul E. Rowsey, III	30,000	-
David M. Carmichael	33,000	-
Joel V. Staff	27,000	-
Rita M. Rodriguez	21,000	-

(10)	Includes all shares owned individually by the Company’s executive officers and directors, including 500 shares owned by Mr. Saile’s wife, 1,021,000 shares issuable upon exercise of stock options, 374,500 shares of restricted stock and 13,865 shares held indirectly under the ENSCO Savings Plan, SERP and ENSCO Non-Employee Director Deferred Compensation Plan.

PROPOSAL 1

ELECTION OF TWO CLASS II DIRECTORS, EACH FOR A THREE-YEAR TERM

The Company’s Amended and Restated Certificate of Incorporation provides that the Board of Directors of the Company (the “Board”) is divided or “classified”, with respect to the time for which they individually hold office, into three classes (“Classes I, II and III”) consisting of, as nearly as possible, one third of the entire Board of Directors. The Company’s bylaws specify that the Board of Directors shall be comprised of not less than three nor more than fifteen directors. The Company’s Board of Directors currently is comprised of eight members and will be comprised of eight members following the Annual Meeting if the two Class II Director nominees are elected. Each director holds office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class II Directors will expire at the 2005 Annual Meeting of Stockholders. The current term for Class I and Class III Directors will expire at the 2006 and 2007 Annual Meetings of Stockholders, respectively.

Two persons have been nominated by the Board of Directors for election as Class II Directors at the Annual Meeting, both of whom are incumbent Class II Directors. The Board of Directors urges you to vote FOR the election of the individuals who have been nominated to serve as Class II Directors. It is intended that each validly executed proxy or voting instructions solicited hereby (including an Internet or telephone vote) will be voted FOR the election of the listed nominees for Class II Directors, unless a contrary instruction has been indicated on such proxy or voting instructions. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees

Class II Directors

Morton H. Meyerson; age 66; Chairman and Chief Executive Officer, 2M Companies, Inc.

Morton H. Meyerson is a nominee for reelection to the Board of Directors as a Class II Director.

Mr. Meyerson has been a director of the Company since September 1987. Mr. Meyerson currently serves as Chairman and Chief Executive Officer of 2M Companies, Inc., a private equity firm he founded in 1987 that invests in real estate, high-tech, and private and public equities. He served as Chairman of the Board, Chief Executive Officer and President of Perot Systems from July 1992 until January 1998. From 1966 to 1986, Mr. Meyerson served in various management and executive positions with Electronic Data Systems Corporation, including President and Vice Chairman. Mr. Meyerson serves as a board member of the National Parks Foundation. Mr. Meyerson holds Bachelor of Arts degrees in Economics and Philosophy from The University of Texas at Austin. Mr. Meyerson currently is Chairman of the Nominating, Governance and Compensation Committee. He lives in Dallas, Texas.

Joel V. Staff; age 61; Chairman and Chief Executive Officer, Reliant Energy, Inc.

Joel V. Staff is a nominee for reelection to the Board of Directors as a Class II Director.

Mr. Staff has been a director of the Company since May 2002. He has been Chairman and Chief Executive Officer of Reliant Energy, Inc. since April 2003. From July 1993 to May 2002, Mr. Staff served in various management positions, including Chairman, President and Chief Executive Officer, with National Oilwell, Inc., a company that designs, manufactures, and sells oilfield equipment and provides supply and related services. Mr. Staff was associated with Baker Hughes, Inc., a supplier of reservoir-centered products, services and systems to the oil and gas industry, between 1976 and June of 1993 and served in various financial and general management positions including Senior Vice President and President of the drilling and production groups. Mr. Staff currently serves as a director of National Oilwell, Inc., and Reliant Energy, Inc. He holds a Bachelor of Administration degree from The University of Texas at Austin and a Master of Business Administration degree from Texas A&M University-Kingsville. Mr. Staff serves on the Nominating, Governance and Compensation Committee. He lives in Houston, Texas.

The Board of Directors recommends that Stockholders vote “FOR” the election of each of the nominees for Class II Directors named above.

Current Directors

Class I Directors

Gerald W. Haddock; age 57; Private Investor

Mr. Haddock has been a director of the Company since December 1986. He established Haddock Investments, L.L.C. and has served as a private consultant and investor since June 1999. He served in various capacities with Crescent Real Estate Equities Company, including Chief Executive Officer, Chief Operating Officer and director and trust manager between May 1994 and June 1999. Mr. Haddock holds a Bachelor of Business Administration degree from Baylor University, a Juris Doctorate degree from Baylor University College of Law, a Master of Law – Taxation degree from New York University and a Master of Business Administration degree from Dallas Baptist University. Mr. Haddock currently is Chairman of the Audit Committee. He lives in Fort Worth, Texas.

Paul E. Rowsey, III; age 50; Managing Partner, E2M Partners, LLC

Mr. Rowsey has been a director of the Company since January 2000. He is currently the Managing Partner and a founder of E2M Partners, LLC, a private real estate management and investment firm. Prior to forming E2M in January, 2005, Mr. Rowsey was a founder and President of Eiger, Inc., a sponsor and manager of real estate funds. Prior to forming Eiger in 1999, he was the President and a member of the board of directors of Rosewood Property Company, a vertically integrated real estate operating, development, and investment company. He currently serves as a director of Crescent Real Estate Equities Company. He holds a Bachelor of Arts degree in management science from Duke University and a Juris Doctorate degree from Southern Methodist University. Mr. Rowsey serves on the Audit Committee. He lives in Dallas, Texas.

Carl F. Thorne; age 64; Chairman and Chief Executive Officer of the Company

Mr. Thorne has been a director of the Company since December 1986. He was elected President and Chief Executive Officer of the Company in May 1987, and served as President until January 2002. He was first elected Chairman of the Board of Directors in November 1987. Mr. Thorne holds a Bachelor of Science degree in Petroleum Engineering from The University of Texas at Austin and a Juris Doctorate degree from Baylor University College of Law. He lives in Dallas, Texas.

Class II Directors

Morton H. Meyerson; age 66; Chairman and Chief Executive Officer, 2M Companies, Inc.

Mr. Meyerson is a nominee for reelection to the Board of Directors as a Class II Director (see page 6.)

Joel V. Staff; age 61; Chairman and Chief Executive Officer, Reliant Energy, Inc.

Mr. Staff is a nominee for reelection to the Board of Directors as a Class II Director (see page 6.)

Class III Directors

David M. Carmichael; age 66; Private Investor

David M. Carmichael has been a director of the Company since May of 2001. He has been a private investor since June 1996. Between 1994 and 1996, he served as Vice Chairman and Chairman of the Management Committee of KN Energy, Inc., which merged with American Oil & Gas Corporation, in 1994. From 1985 until its merger with KN Energy, Inc., Mr. Carmichael served as Chairman, Chief Executive Officer and President of American Oil & Gas Corporation. He formed CARCON Corporation in 1984, where he served as President and Chief Executive Officer until its merger into American Oil & Gas Corporation in 1986. From 1976 to 1984, Mr. Carmichael was Chairman and Chief Executive officer of WellTech, Inc. He served in various senior management positions with Reading & Bates Corporation between 1965 and 1976. Mr. Carmichael is a director of National Resource Partners. Mr. Carmichael holds a Plan II Honors degree from the School of Arts and Sciences at The University of Texas at Austin, and a Juris Doctorate degree from The University of Texas School of Law. Mr. Carmichael serves on the Nominating, Governance and Compensation Committee. He lives in Houston, Texas.

Thomas L. Kelly II; age 46; General Partner of CHB Capital Partners

Mr. Kelly has been a director of the Company since September 1987. He has been a General Partner of CHB Capital Partners, a private equity fund that provides capital and expertise to closely held businesses, since July 1994. Between 1984 and 1994, he served as a principal with private equity investment companies. Mr. Kelly holds a Bachelor of Arts degree in Economics and a Bachelor of Science degree in Administrative Science from Yale University and a Master of Business Administration degree from Harvard University. Mr. Kelly serves on the Nominating, Governance and Compensation Committee. He lives in Denver, Colorado.

Rita M. Rodriguez; age 62; Senior Fellow, Woodstock Theological Center at Georgetown University

Dr. Rodriguez has been a director of the Company since August 2003. An international finance researcher and advisor who has authored numerous books and articles, Dr. Rodriguez has been a Fellow and Senior Fellow of the Woodstock Theological Center at Georgetown University since September 2002. Dr. Rodriguez was self-employed in the field of international finance from March 1999 to September 2002. She was a full-time member of the Board of Directors of the Export-Import Bank of the United States between 1982 and March 1999, a Professor of Finance at the University of Illinois at Chicago from 1978 to 1982, and an Assistant and Associate

Professor of Business Administration at Harvard Business School from 1969 to 1978. Dr. Rodriguez serves as a member of the Board of Directors and Chairman of the Audit Committee of Affiliated Managers Group, Inc., and the Private Export Funding Corporation. Dr. Rodriguez holds a Bachelor of Business Administration degree from the University of Puerto Rico, as well as a Master of Business Administration degree and Doctor of Philosophy degree from the New York University Graduate School of Business. Dr. Rodriguez serves on the Audit Committee. She lives in Washington, D.C.

PROPOSALS 2 – 4

AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION

Background of Proposals

In 2004, the Company’s Nominating, Governance and Compensation Committee requested that the Company and outside legal counsel review the Company’s Certificate of Incorporation (the “Current Certificate”) and bylaws and make recommendations for changes to conform to modern practice and governance principles for public corporations. The Board of Directors has not proposed comprehensive amendments to the Current Certificate since the Company was founded in 1987. As a result of such review, the Company’s Board of Directors has approved several proposals for amendments to the Current Certificate. The proposed amendments are primarily “housekeeping” matters and are not intended to modify the rights of existing stockholders in any material respect. The Company’s Board of Directors has approved the proposed Amended and Restated Certificate of Incorporation in Exhibit A (the “Proposed Restated Certificate”), subject to Stockholder approval.

The proposed amendments to the Current Certificate under Proposals 2 through 4 are set forth in the Proposed Restated Certificate. If approved, Proposals 2 through 4 will become effective upon the filing of the Proposed Restated Certificate with the Secretary of State of the State of Delaware, which the Company would process promptly after the Annual Meeting. If any of the proposals are not approved, the Proposed Restated Certificate would be modified prior to filing to remove the provisions relating to the proposal that was not approved, and to replace such provisions with the corresponding provisions from the Current Certificate. A copy of the Current Certificate is available as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the Securities and Exchange Commission on July 31, 1997.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CONSOLIDATE THE EXISTING AUTHORIZED TWO CLASSES OF PREFERRED STOCK INTO A SINGLE CLASS OF PREFERRED STOCK

Background of Proposal

The Board of Directors has adopted, subject to Stockholder approval, an amendment to the Company’s Current Certificate to simplify the capital structure of the Company by consolidating the existing authorized two classes of preferred stock into a single class. The Proposal, if approved, will not increase the amount of authorized capital stock of the Company.

Purpose and Effect of the Amendment

The Company’s Current Certificate authorizes the issuance of a total of 270,000,000 shares, of which 5,000,000 shall be first preferred stock, par value $1.00 per share (“First Preferred Stock”), 15,000,000 shall be serial preferred stock, par value $1.00 per share (“Serial Preferred Stock”), and 250,000,000 shares shall be common stock, par value $0.10 per share (“Common Stock”). As of January 31 2005, an aggregate of 151,164,994 shares of Common Stock and no shares of First Preferred Stock and Serial Preferred Stock are issued and outstanding.

Under the Current Certificate, the Board of Directors is authorized to establish the powers, designations, preferences, qualifications, limitations, and restrictions of both the First Preferred Stock and the Serial Preferred Stock and issue these shares without the need for shareholder approval. The current provisions of the First Preferred Stock and the Serial Preferred Stock are identical except that any dividends paid and any distributions in liquidation of the Company in respect of the First Preferred Stock are superior to the Serial Preferred Stock. There are currently no shares of First Preferred Stock or Serial Preferred Stock outstanding. The only shares of First Preferred Stock that have ever been issued were redeemed in 1994. No shares of Serial Preferred Stock have ever been issued.

The proposed amendment would remove the authorization of both the 5,000,000 shares of First Preferred Stock and 15,000,000 shares of Serial Preferred Stock and authorize the issuance of up to 20,000,000 of preferred stock, par value $1.00 per share (“Preferred Stock”), thereby consolidating all preferred stock of the Company into one class.

The preferred stock of the Company was divided into First Preferred Stock and Serial Preferred Stock for historical financing reasons, although no shares have been outstanding since 1994. The Board of Directors has determined that it is no longer necessary to retain the separate authorizations for both First Preferred Stock and Serial Preferred Stock and that all of the authorized preferred stock should be consolidated into one class to simplify the Company’s capital structure.

If this proposal is adopted, no substantive change will occur to the rights and privileges afforded to the Company or its Stockholders. The Board of Directors will retain the ability to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the powers, designations, preferences, qualifications, limitations, and restrictions of the preferred stock, including the right to have a series of preferred stock rank in preference to other series of preferred stock in the right of payment of dividends and liquidation.

Potential Anti-Takeover Effect

Preferred Stock can be used to discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise.

The Company’s Board of Directors currently has the right to issue preferred stock that has a potential for an anti-takeover effect. Accordingly, the approval to consolidate the two classes of preferred stock into a single class will not have an additional potential for an anti-takeover effect. The Company previously had a shareholder rights plan which some shareholders consider as having an anti-takeover effect. The Company’s Board of Directors elected to allow the plan to expire by its terms on February 21, 2005.

The Board of Directors recommends that Stockholders vote “FOR” the approval of the amendment to the Amended and Restated Certificate of Incorporation to consolidate the existing two classes of preferred stock of the Company into a single class of preferred stock.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REMOVE RESTRICTIONS ON OWNERSHIP AND CONTROL OF SHARES OF THE COMPANY BY NON-UNITED STATES CITIZENS

Background of Proposal

The Board of Directors has adopted, subject to Stockholder approval, an amendment to the Company’s Current Certificate to remove limitations on ownership and control of shares of the Company by non-United States citizens.

Purpose and Effect of the Amendment

Article Sixteen of the Current Certificate currently limits the ownership and control of shares of any class of capital stock of the Company by non-United States citizens, governments, and other organizations in order to permit the Company to hold, obtain, or reinstate licenses or franchises from governmental agencies necessary to conduct certain maritime business activities relating to transportation in the United States coastwise trade. Article Sixteen further provides that its effectiveness shall terminate one year after each of the Company, subsidiaries, and controlled persons ceases to engage in such maritime business activities unless the Company has been reinstated under the necessary licenses or franchises.

Prior to April 2003, the Company had a 27-vessel marine transportation fleet. U.S. maritime laws restrict the amount of ownership by non-United States citizens engaged in the aforesaid maritime transportation business. In April 2003, the Company sold its 27-vessel maritime transportation fleet. Since the Company is no longer engaged in such maritime transportation business activities and does not intend to engage in such activities in the future, the Board of Directors has determined that Article Sixteen should be deleted from the Current Certificate.

The Board of Directors recommends that Stockholders vote “FOR” the approval of the amendment to the Amended and Restated Certificate of Incorporation to remove restrictions on ownership and control of shares of the Company by non-United States citizens.

PROPOSAL 4

APPROVAL OF AMENDMENTS TO SIMPLIFY AND MODERNIZE THE COMPANY’S CERTIFICATE OF INCORPORATION

Background of Proposal

The Board of Directors has adopted, subject to Stockholder approval, amendments to simplify and modernize the Company’s Current Certificate. The amendments can be summarized as follows:

•	to provide that directors who are appointed by the Board of Directors to fill vacancies must stand for election at the next annual meeting of stockholders;
•	to provide that directors need not be stockholders of the Company in order to serve on the Board of Directors; and
•	to make all references to stockholders, directors and officers encompass both the male and female genders.

Purpose and Effect of the Amendments

Article Six of the Company’s Current Certificate provides that if a vacancy in the Board of Directors occurs or is created, the vacancy shall be filled by the remaining directors and that the director elected to fill the vacancy shall serve the remainder of the then present term of office of the class to which he was elected. The Board of Directors proposes to amend this provision to provide that, if a director is elected to fill a vacancy in the Board of Directors and the term of office of the class to which he is elected extends past the next annual meeting of stockholders for which a definitive proxy statement has not been filed at the time of the election, the director will stand for election at the annual meeting of stockholders for the remainder of the term of office of the class to which he is elected. The Board of Directors has determined that adoption of this proposal is in the best interests of the Company and its Stockholders because it will provide Stockholders the opportunity to approve or disapprove of a director that has been appointed to fill vacancies in the Board of Directors without waiting until that director’s term of office expires.

The Current Certificate currently provides that directors need not be stockholders of the Company in order to serve on the Board of Directors. Section 141 of the Delaware General Corporation Law provides that directors do not need to be stockholders unless they are required to be by a company’s Certificate of Incorporation or bylaws. The provision in Article Six of the Company’s Current Certificate is duplicative of Delaware law and is not necessary to ensure that directors may serve on the Board of Directors even if they are not stockholders of the Company.

The Current Certificate currently uses the male gender for all pronouns when referring to stockholders, directors and officers. The proposed amendment is a technical amendment that would correct this issue by using both the male and female pronouns when referring to stockholders, directors and officers or by removing the gender reference altogether.

The Board of Directors recommends that Stockholders vote “FOR” the approval of the amendments to simplify and modernize the Company’s Certificate of Incorporation.

PROPOSAL 5

APPROVAL OF THE 2005 CASH INCENTIVE PLAN

The Nominating, Governance and Compensation Committee of the Board of Directors (referred to in this Proposal 5 and Proposal 6 as the “Committee”) and the Board of Directors approved and adopted the 2005 Cash Incentive Plan, effective January 1, 2005, subject to Stockholder approval at the Annual Meeting to satisfy certain requirements of Section 162(m) of the Internal Revenue Code regarding executive compensation. Under Section 162(m) the Company may be limited as to income tax deductions to the extent total remuneration (including cash and/or stock bonuses) the Company pays to certain executive officers exceeds $1 million in any one year. However, Section 162(m) provides an exception for “performance-based” remuneration, including amounts paid under qualifying bonus plans. Section 162(m) requires that certain actions be taken by a committee responsible for compensation comprised solely of two or more outside directors and that the material terms of such remuneration be approved by a majority vote of the stockholders in order for compensation paid under bonus plans to qualify as “performance-based” remuneration. After such approval, no additional approval is required unless the committee responsible for compensation changes the material terms of the performance goal. If, however, such committee has authority to change the targets under a performance goal after stockholder approval of the goal, material terms of the performance goal must be disclosed to and be reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goal.

The 2005 Cash Incentive Plan replaces the Company’s previously adopted Key Employees’ Incentive Compensation Plan that applied to determine bonuses for the Company’s fiscal years ending before January 1, 2005. The Key Employees’ Incentive Compensation Plan was approved by the Stockholders in 2003, and will continue to apply to and govern the determination and payment of bonuses awarded under that plan for fiscal years beginning prior to January 1, 2005. If the 2005 Cash Incentive Plan is approved by the Stockholders, the Key Employees Incentive Compensation Plan will otherwise be frozen and no further awards will be made thereunder.

The plan is being submitted to Stockholders for approval to qualify the formula derived bonuses awarded under the plan as exempt “performance based” remuneration under Section 162(m). Neither the 2005 Cash Incentive Plan nor any formula derived bonus awarded under the plan to the Chief Executive Officer or any of the four other most highly compensated officers will be effective unless Stockholders approve the plan at the Annual Meeting.

A copy of the plan is attached as Exhibit B to this Proxy Statement and is incorporated herein by reference. The following summary of the plan is subject to and qualified in its entirety by the plan.

General

The purposes of the plan are to:

•	offer selected employees and officers an opportunity to participate in the growth and financial success of the Company;
•	provide an opportunity to attract and retain the best available personnel for positions of substantial responsibility;
•	provide incentives to employees by means of performance-related incentives to achieve short-term performance goals; and
•	promote the growth and success of the Company’s business by aligning the financial interests of the Company’s employees with that of its Stockholders.

Subject to employment continuation requirements, bonuses awarded for a fiscal year are paid in cash after the end of that fiscal year following certification by the Committee that bonuses have been earned and are payable for that fiscal year. The plan is designed to preserve under Section 162(m) the Company’s tax deduction for formula derived bonuses paid to the Chief Executive Officer and the four other most highly compensated officers.

Administration

The plan is administered by the Committee which will at all times consist solely of at least two “outside directors” in accordance with Section 162(m). The Committee currently consists of Morton H. Meyerson, David M. Carmichael, Thomas L. Kelly II and Joel V. Staff, all of whom qualify as outside directors. The Chief Executive Officer or other officers may be allocated some or all of the powers and responsibilities of the Committee with respect to awards to participants other than the Chief Executive Officer and the four other most highly compensated officers.

The Committee is authorized to:

•	interpret the plan and all awards;
•	adopt, amend and rescind rules and regulations for the plan’s operation;
•	select recipients of awards;
•	determine the business criteria to measure the level of Company performance;
•	establish and interpret performance measures and the specific performance factors and targets for those performance measures to determine formula derived bonuses;
•	evaluate the level of performance for a fiscal year and certify the level of performance attained with respect to performance measures and specific performance factors and targets;
•	determine and approve all formula derived bonuses and discretionary bonuses;
•	modify or waive restrictions on awards; and
•	amend awards.

All decisions, determinations and interpretations of the Committee are final and binding on all participants. In making its determinations, the Committee may rely on opinions, reports, or statements of the Company’s officers and employees and of its counsel, public accountants, and other professional or expert persons.

Participants

The plan uses a four-tiered design to determine the eligible participants for each fiscal year. The four tiers are the:

•	corporate officer group, which includes the Chief Executive Officer and other executive officers, all of whom have an impact on strategic direction;
•	business unit management group which consists of key business unit leaders ranging from the general managers to directors of staff functions in the business units;
•	corporate key employees group which consists of department directors, managers, and selected key senior professionals such as critical engineering talent; and
•	business unit key employee group which consists of business unit managers, including risk managers, functional managers, and selected key senior professionals.

Before the beginning of each fiscal year, the Committee, or in certain cases, the Chief Executive Officer selects the participants for the fiscal year and determines the tier in which each participant is included. A new or current employee who moves into an eligible tier during a fiscal year may participate at the discretion of the Chief Executive Officer and such individual’s bonus will be pro-rated for the portion of that fiscal year he or she is eligible. The Company currently has approximately 175 officers and key employees who have been designated as participants in the plan.

Annual Performance Bonuses

Each fiscal year, commencing with the fiscal year ending December 31, 2005, formula derived bonus amounts are based on a combination of established objectively determinable performance measures considered to be important by the Committee and the Chief Executive Officer in sustaining the performance of the Company as a viable competitor in the Company’s industry. The Committee and the Chief Executive Officer approve target awards each fiscal year for each tier group of eligible employees and establish financial and other performance criteria applicable to determine that year’s formula derived bonuses. Formula derived bonuses are based upon specified levels of achievement of such performance criteria in addition to individual merit.

The plan establishes a direct relationship between the payment of formula derived bonuses and key performance measures of the Company and individual participant contributions to the achievement of strategic team goals. The key performance measures are business criteria (and related factors) selected by the Committee to measure the level of performance of the Company, its subsidiaries, business units, divisions or departments during the fiscal year which are determined on the same basis as the Company’ published financial statements. The key performance measures are:

•	net income as a percentage of revenue;
•	earnings per share;
•	return on net assets employed before interest and taxes (RONAEBIT);
•	operating margin as a percentage of revenue;
•	safety performance relative to industry standards and the Company annual target;
•	strategic team goals;
•	net operating profit after taxes;
•	net operating profit after taxes per share;
•	return on invested capital;
•	return on assets or net assets;
•	total stockholder return;
•	relative total stockholder return (as compared with a peer group of the Company);
•	earnings before income taxes;
•	net income;

•	free cash flow;
•	free cash flow per share;
•	revenue (or any component thereof);
•	revenue growth; or
•	any other performance objective approved by the Stockholders in accordance with Section 162(m).

The performance measures used to determine formula derived bonuses for the corporate officer group will initially be earnings per share, RONAEBIT, overall relative safety performance, and strategic team goals. The initial performance measures for business unit management group are net income as a percentage of revenue, RONAEBIT, business unit operating margin as a percentage of revenue, business unit safety performance, and strategic team goals. The performance measures initially applicable to corporate key employee group are net income as a percentage of revenue, RONAEBIT, and strategic team goals. The initial performance measures for business unit key employee group are net income as a percentage of revenue, RONAEBIT, business unit operating margin as a percentage of revenue, safety performance, and strategic team goals.

The amounts that could be earned by participants, including the executive officers, in 2005 cannot be determined at this time.

Any cash payment of a formula derived bonus for a fiscal year is contingent upon satisfaction of the performance targets established prior to the beginning of that fiscal year. The performance measures, performance factors and specific targets may be adjusted for specified significant extraordinary items or events, changes in outstanding Common Stock or other corporate structure, or changes in law or accounting practices, and may be absolute relative to one or more other companies, or relative to one or more other indices.

The maximum amount that any participant may receive as a formula derived bonus for any fiscal year is $2,500,000. In addition, the Committee has the discretion to award any participant an actual bonus for any fiscal year that is less than the amount otherwise calculated and to award aggregate formula derived bonuses under the plan that are less than the aggregate bonuses otherwise calculated.

Discretionary Bonuses

The plan has been designed with the intent that formula derived bonuses will eliminate or minimize the need to award discretionary bonuses. If the Committee determines that unusual circumstances arise that prevent payment for a fiscal year of an appropriate amount of a formula derived bonus to one or more participants whose performance for that fiscal year was truly extraordinary, the Committee may award a discretionary bonus to any such participant. Discretionary bonuses will be awarded on a very limited basis to reward extraordinary performance or redress rare inequities in formula derived bonus determinations.

Payment of Bonuses

Payments under the plan are made in cash in one lump sum payment. All bonus amounts for a fiscal year are paid after the end of the fiscal year once performance results have been reviewed by the Committee and awards are calculated and approved by the Committee.

Except as provided in the next sentence, a participant is not entitled to payment of his or her bonus amount for a fiscal year unless he or she was continuously employed by the Company or one of its subsidiaries for the entire fiscal year. If a participant dies, retires after normal retirement age, becomes permanently and totally disabled, or is terminated without cause during a fiscal year, the amount of his or her bonus for that fiscal year will be determined on a pro rata basis.

A participant may, in accordance with Committee rules, elect before a fiscal year begins to defer payment of all or any portion of his or her bonus amount for that fiscal year and have that amount paid in accordance with the terms and conditions of any deferred compensation program maintained for which the participant is eligible to participate.

A participant will forfeit his or her entire bonus for a fiscal year if he or she resigns or is terminated involuntarily “for cause” before the bonus amount for that fiscal year has been determined and certified by the Committee. If a change in control of the Company occurs during a fiscal year, all bonuses awarded for that fiscal year will be determined and paid to participants within 60 days of such event. Formula derived bonuses for the fiscal year in which a change in control occurs will be determined by assuming that the specific targets related to the performance measures are achieved to a level of performance, as of the change in control date, that would cause the entire amount of each participant’s targeted bonus amount to be earned. That amount will be pro-rated by multiplying the targeted amount by a fraction, the numerator of which is the number of days in the fiscal year that had elapsed as of the change in control date and the denominator of which is 365. The Committee or the Chief Executive Officer may determine not to apply that pro rata reduction. The Committee may also determine to waive all employment continuation requirements if it finds, in its sole discretion, that a major challenge to the control of the Company exists.

Disqualification of Award

A Participant may be disqualified from earning or receiving payment of all or part of a bonus for a fiscal year if he or she:

•	breached the Company’s Code of Business Conduct (Ethics) Policy;
•	materially breached any other Company policy; or
•	experienced a significant incident involving a fatal or serious injury to an employee under his or her supervision or significant damage to property or the environment which is caused by his or her actions or inactions or those of one or more employees under his or her supervision.

Participation in future fiscal years, however, may be considered independent of that decision.

Other Provisions

No person has a claim to an award and there is no obligation for uniformity of treatment of participants. Awards may not be assigned or alienated.

Neither the plan nor any action taken pursuant to the plan gives any participant the right to employment.

Effective Date; Term; and Amendment

Subject to approval of the plan by the Stockholders at the Annual Meeting, the plan will be effective with respect to the Company’s fiscal year ending December 31, 2005 and will continue in effect for each succeeding fiscal year until terminated by the Committee. The Committee can amend, modify or terminate the plan. If the plan is terminated during a fiscal year, all formula derived bonuses for that fiscal year will be determined on a pro rata basis.

Federal Income Tax Consequences

Under federal tax law, each participant who receives payment of a cash bonus has taxable income for the year of the payment. The taxable income will be equal to the cash payment. The Company or one of its subsidiaries may deduct from the amount of any cash bonus all federal, state and local taxes owed with respect to such payment. Except in limited circumstances with respect to payment of discretionary bonuses, the Company will be entitled to a deduction in an amount equal to the cash payments.

The Board of Directors recommends that Stockholders vote “FOR” the approval of the 2005 Cash Incentive Plan.

PROPOSAL 6

APPROVAL OF THE 2005 LONG-TERM INCENTIVE PLAN

The Committee and the Board of Directors approved and adopted the 2005 Long-Term Incentive Plan, effective January 1, 2005, subject to Stockholder approval at the Annual Meeting to satisfy certain requirements of the Internal Revenue Code and the New York Stock Exchange. The 2005 Long-Term Incentive Plan is similar to and will replace the Company’s previously adopted 1998 Incentive Plan and 1996 Non-Employee Directors Stock Option Plan. If the 2005 Long-Term Incentive Plan is approved by Stockholders, there will be no further awards or grants under those previously adopted plans.

A copy of the plan is attached hereto as Exhibit C to this Proxy Statement and is incorporated herein by reference. The following summary of the plan is subject to and qualified in its entirety by the plan.

General

The plan is designed to promote the interests of the Company and its Stockholders by establishing a relationship between the awards under the plan and the long-term accomplishments of the participants utilizing competitive targets based on competitive industry data. The plan provides for awards of stock options and restricted stock to reward and provide incentives to the participants and to retain them through potential share value appreciation and equity accumulation. It is anticipated that the actual awards under the plan initially will be comprised of 50 percent nonqualified stock options and 50 percent restricted stock with theoretical stock options converted to restricted stock on a 4 to 1 ratio.

The purposes of the plan are to:

•	offer non-employee directors and selected employees, including officers, an equity ownership interest and opportunity to participate in the Company’s growth and financial success and to accumulate capital for retirement on a competitive basis;
•	provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility;
•	create long-term value and encourage equity participation in the Company by eligible participants by making available to them the benefits of a larger Common Stock ownership through stock options and restricted stock awards;
•	provide incentives to the non-employee directors and employees by means of market-driven and performance-related incentives to achieve long-term performance goals; and
•	promote the growth and success of the Company’s business by aligning the financial interests of the non-employee directors and employees with that of the Stockholders.

Administration

The plan is administered by the Board of Directors with respect to awards to non-employee directors. The plan is administered by the Committee with respect to awards to officers and employees. The Committee will at all times consist solely of at least two “outside directors” in accordance with Section 162(m) of the Internal Revenue Code, who are also “independent” within the meaning of applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The Committee currently consists of Chairman Morton H. Meyerson, David M. Carmichael, Thomas L. Kelley II and Joel V. Staff, all of whom qualify as outside and independent directors.

The Committee is authorized to:

•	interpret the plan and all awards;
•	establish and amend rules and regulations for the plan’s operation;

•	select recipients of awards;
•	determine the form, amount and other terms and conditions of awards;
•	establish procedures to exercise awards;
•	modify or waive restrictions on awards;
•	amend awards; and
•	grant extensions and accelerate awards.

All decisions, determinations and interpretations of the Committee are final and binding on all participants.

Shares Subject to the Plan

A maximum of 10,000,000 shares of Common Stock are reserved under the plan for issuance as stock options and awards of restricted stock. Stock options on no more than 7,500,000 shares of Common Stock and restricted stock awards of no more than 2,500,000 shares of Common Stock may be issued. Each of these limits is subject to adjustment for certain transactions affecting the Company’s Common Stock. Lapsed, forfeited or canceled options or restricted stock awards will not count against these limits and can be regranted under the plan for the same type of award. Any and all shares available under the plan may be granted to any employee or non-employee director during the term of the plan. The shares of Common Stock issued under the plan may come from authorized but unissued shares, shares held in treasury, or previously issued shares reacquired by the Company, including shares purchased on the open market.

Participants

The Company’s officers and other employees, in addition to those of its subsidiaries, and non-employee directors, are eligible to be selected to participate in the plan. Incentive stock options may be granted only to employees. Except with respect to awards to non-employee directors, the Committee has the sole discretion to select participants from among the eligible persons. The Company currently has approximately 190 officers and employees who have been designated as participants in the plan. Actual participation in the 2005 Long-Term Incentive Plan will be determined in the sole discretion of the Committee. As a result, the number of participants in the 2005 Long-Term Incentive Plan cannot be precisely determined. Similarly, neither the benefits nor amounts that will be received by or allocated to each of the participants, including executive officers, can be determined at this time.

Limitation on Grants of Awards

The maximum number of shares of Common Stock that may be subject to awards granted to the Chief Executive Officer or any one of the four other most highly compensated officers during any one year period is 15 percent of the shares of Common Stock under the plan.

Types of Awards

The plan provides for the grant of:

•	stock options;
•	restricted stock awards; and
•	performance share awards.

Option Grants and Provisions

Stock options granted under the plan may be:

•	incentive stock options, as defined in the Internal Revenue Code; or
•	nonqualified stock options, which do not qualify for treatment as incentive stock options.

Any stock option granted in the form of an incentive stock option must comply with Section 422 of the Internal Revenue Code.

Except for stock option grants to non-employee directors, the Committee selects the recipients of stock options and sets the terms of the options, including the number of shares for which an option is granted, the term of the option, and the time(s) when the option can be exercised.

The plan provides for certain automatic grants of nonqualified stock options to the non-employee directors. Upon election to the Board of Directors, a new non-employee director who has not previously served as one of the Company’s directors will receive an automatic grant of a nonqualified stock option for 15,000 shares of Common Stock. Each non-employee director appointed after the 2005 Annual Meeting to fill a vacancy in the Board of Directors who has not previously served as one of the Company’s directors will be automatically granted a nonqualified stock option for 15,000 shares of Common Stock. Each other non-employee director elected at, or continuing to serve following, each annual Stockholders meeting, commencing with the 2005 Annual Meeting, will receive an automatic grant of a nonqualified stock option for 6,000 shares of Common Stock. These automatic grants are effective on the date of each annual stockholders meeting.

The Board of Directors may determine, from time to time, to provide for a different number of shares to be subject to the automatic grants of nonqualified options to non-employee directors and to make awards of restricted stock to non-employee directors. To further align the interests of the non-employee directors with those of the Company’s officers and other employees, it is currently anticipated that future awards to non-employee directors under the plan may be comprised of 50 percent nonqualified stock options and 50 percent restricted stock, in which case the number of shares subject to a nonqualified stock option would be reduced by 50 percent and the remaining 50 percent will be converted to restricted stock. It is initially contemplated that a 4 to 1 stock option to restricted share conversion ratio will be utilized by the Committee and Board. If implemented by reference to the stock option for 6,000 shares described in the foregoing paragraph, this would result in an award of a nonqualified stock option for 3,000 shares and a grant of 750 restricted shares to each incumbent non-employee director.

All stock options will be evidenced by option agreements, as determined by the Committee. An option will be effective on the date of grant unless the Committee specifies otherwise.

The exercise price of all stock options will be at least equal to the fair market value of the Company’s Common Stock on the date of grant as determined by the Committee. The fair market value generally is determined to be the average of the highest and lowest sales price quoted on the New York Stock Exchange on the date of grant. As of the March 14, 2005 record date for the Annual Meeting, the average sales price of the Common Stock on the New York Stock Exchange was $            .

Stock options normally vest and become exercisable by the optionee at the rate of 25 percent per year on anniversaries of the date of grant. Stock options that are automatically granted to non-employee directors are fully vested and exercisable on the date of grant.

Stock options will normally terminate on the earlier of (i) 7 years from the date of grant, (ii) 90 days after termination of employment or service for a reason other than death, permanent and total disability, or retirement on or after normal retirement age, (iii) 12 months after death, or (iv) 12 months after permanent and total disability. If a participant retires on or after his or her normal retirement age, his or her stock options will become fully vested and exercisable for the remainder of the option term. Normal retirement age means with respect to a participant the later of (a) his or her 65th birthday, or (b) the date a participant has credit for a “period of service” under the ENSCO Savings Plan of at least twenty (20) years, considering for purposes of the plan (i) with respect to any participant hired before the effective date of the plan, any other prior service recognized previously by the Company as of his or her date of hire by the Company or any subsidiary, and (ii) with respect to any participant hired after the effective date of the plan, any other prior service recognized by the Committee. The Committee, in its discretion, may consider a participant whose employment terminates after his or her 62nd birthday but prior to satisfying the requirements specified in the preceding sentence to have retired on or after his or her normal retirement age.

The status of each stock option granted to an employee as either an incentive stock option or a nonqualified stock option will be designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be nonqualified stock options.

If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Internal Revenue Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, then the term of that option may not exceed five years, and the option exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant.

The option exercise price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of Common Stock owned by the optionee which are “qualifying shares,” or by a combination of cash and qualifying shares. Qualifying shares are shares of Common Stock which the optionee has owned for more than six months and paid for under the provisions of Rule 144 of the Securities Act, or were purchased by the optionee in the public market. The Committee has approved procedures established for same-day-sales through a broker to enable optionees to make cashless exercises.

The plan prohibits the repricing of stock options.

Restricted Stock Grants and Provisions

The Committee has discretion to make grants of restricted stock. A restricted stock grant entitles the recipient to receive, at no cost, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of the grant. The recipient may have all the rights of a stockholder with respect to the restricted stock. These rights include voting and dividend rights, and they are effective as soon as restricted stock is granted and issuance of the restricted stock is recorded by the Company’s transfer agent.

A grant of restricted stock will be subject to non-transferability restrictions and forfeiture provisions and such other conditions (including conditions on voting and dividends) as the Committee may impose at the time of grant. It is contemplated that annual grants of restricted stock will vest at the rate of 20 percent per year on anniversary dates of the date of grant, and will be fully vested at the end of 5 years from the date of grant. It is contemplated that restricted stock awards granted to newly hired employees will vest at the rate of 10 percent per year on anniversaries of the date of grant, and will be fully vested at the end of 10 years from the date of grant. A different rate of vesting may be determined by the Committee.

Any restricted shares cease to be restricted stock and will be deemed “vested” after the lapse of all restrictions. The Committee may in its discretion waive any condition or restriction related to a grant of restricted stock or accelerate the dates on which a grant of restricted stock vests.

Except as provided in an award agreement, a participant will become fully vested in all shares of restricted stock upon retirement on or after normal retirement age (as described above), permanent and total disability, death, or involuntary termination of service as a non-employee director. If a participant’s employment is terminated for any other reason, or if a non-employee director terminates his or her service other than for retirement with the consent of the Board or if his or her service is terminated for cause, prior to shares of restricted stock becoming vested, these shares will be forfeited unless otherwise determined in the discretion of the Committee.

Performance Share Awards and Provisions

The Committee may grant performance share awards, which are rights to receive shares of Common Stock upon satisfaction of pre-established performance goals, and such other conditions, restrictions and contingencies as the Committee may determine. At the time of the grant, the Committee will establish the maximum number of shares of Common Stock subject to each performance award and the performance period over which the performance applicable to the award will be measured. A performance period will not be shorter than the Company’s fiscal year. A performance award will terminate if the recipient’s employment or service terminates during the applicable performance period, except as otherwise determined by the Committee.

The receipt of Common Stock pursuant to a performance award may be contingent upon satisfaction of performance measures and targets established by the Committee prior to the beginning of the performance period. The performance measures and targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices.

The performance measures may be based upon:

•	net income as a percentage of revenue;
•	earnings per share;
•	return on net assets employed before interest and taxes (RONAEBIT);
•	operating margin as a percentage of revenue;
•	safety performance relative to industry standards and the Company annual target;
•	strategic team goals;
•	net operating profit after taxes;
•	net operating profit after taxes per share;
•	return on invested capital;
•	return on assets or net assets;
•	total stockholder return;
•	relative total stockholder return (as compared with a peer group of the Company);
•	earnings before income taxes;
•	net income;
•	free cash flow;
•	free cash flow per share;
•	revenue (or any component thereof);
•	revenue growth; or
•	any other performance objective approved by the Stockholders in accordance with Section 162(m).

Performance measures and targets may also relate to and be determined in terms of individual performance, and the Company’s performance when compared to comparable companies, peer or industry groups or other indexes.

The Committee must establish the performance goals and targets prior to the beginning of the performance period for which the goals relate, and the Committee may not increase any award or, except in the case of qualified terminations of employment or service, waive the achievement of any specified goal or target. Any issuance of shares of Common Stock under a performance award is conditioned on the written certification of the Committee in each case that the performance goals and targets and any other material conditions were satisfied.

Provisions Relating to a Dissolution, Liquidation, Reorganization or Change in Control

The plan provides certain benefits in the event of a dissolution, liquidation, reorganization or change in control of the Company. If the Company is dissolved or liquidated, all outstanding awards will immediately vest or become exercisable or payable in full, and all forfeiture restrictions will lapse, at least 30 days in advance of the effective date of the dissolution or liquidation. Any stock options that are not exercised will terminate on the effective date of the dissolution or liquidation.

Upon the occurrence of a reorganization, the Company will negotiate for the surviving entity or other purchaser involved to assume all of its obligations under all outstanding awards or convert all outstanding awards into awards of at least equal value as to capital stock of that surviving entity or purchaser. If that surviving entity or purchaser does not agree to assume or convert all outstanding awards, then all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse, at least 30 days in advance of the effective date of the reorganization. Any stock options that are not exercised will terminate on the effective date of the reorganization.

A reorganization is deemed to occur if:

•	any person acquires beneficial ownership of 50% or more of the Company’s voting securities;
•	as a result of, or in connection with, a tender or exchange offer, merger or other business combination, there is a change in the composition of a majority of its Board of Directors;
•	the Company merges or consolidates with another entity, after which less than 50% of the voting securities of the Company or the surviving entity outstanding immediately thereafter is owned by the Company’s former Stockholders;
•	a tender or exchange offer results in the acquisition of 50% or more of the Company’s outstanding voting securities; or
•	the Company transfers substantially all of its assets to another entity.

If the employment of a participant is terminated without cause or if a participant resigns from his or her employment for good reason within the two-year period following a change in control of the Company, all of his or her outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse. Any stock options that are not exercised by the participant will terminate 90 days after the date his or her employment terminates, or such other date as may be determined by the Committee.

A change in control is deemed to occur if:

•	any person acquires beneficial ownership of 50% or more of the Company’s voting securities; or
•	there is a change in the composition of a majority of the Company’s current Board of Directors.

Other Modifications

In the event of specified changes in the Company’s capital structure, the Committee will have the power to adjust the number and kind of shares authorized by the plan (including any limitations on individual awards) and the number, option exercise price or kinds of shares covered by outstanding awards. The Committee will also have the power to make other appropriate adjustments in awards under the plan.

Other Provisions Applicable to Awards

Awards are non-transferable except by disposition on death.

The Committee may authorize the assumption of awards granted by other entities that are acquired by the Company or otherwise.

The Company has established a Securities Trading Policy and Procedure which governs disclosure and trading on inside information and prohibits directors, officers and certain managers from trading the Company’s Common Stock during certain specified blackout periods. In respect to any participant subject to the Company’s Securities Trading Policy and Procedure, if a stock option term will end or a restriction period for a restricted stock award will lapse during a blackout period, such option term or restriction period will automatically be extended to the second business day following the end of that blackout period.

Term and Amendment of Plan

The plan is effective January 1, 2005, subject to approval by the Company’s Stockholders at the Annual Meeting. No awards may be granted under the plan after December 31, 2014, and the plan terminates once all awards have been satisfied, exercised or expire. The Committee, in its discretion, may terminate the plan at any time with respect to any shares of Common Stock for which awards have not previously been granted.

The Committee may amend the plan at any time; however, any change that would negatively impact the rights of a participant with respect to an outstanding award must be agreed upon by the participant. The Committee must receive Stockholder approval of any change in the class of eligible individuals, increase in the number of shares of the Common Stock that may be issued under the plan, or other material revision determined under the rules of the New York Stock Exchange.

Federal Income Tax Consequences

The following is a brief summary of certain of the United States federal income tax consequences relating to the 2005 Long-Term Incentive Plan based on federal income tax laws currently in effect. This summary applies to the plan as normally operated and is not intended to provide or supplement tax advice to employees or non-employee directors. This summary contains general statements based on current United States federal income tax statutes, regulations and guidance. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The plan is not qualified under Section 401(a) of the Internal Revenue Code.

The Internal Revenue Code provides that a participant receiving a nonqualified stock option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize income upon the exercise of a nonqualified stock option to the extent that the fair market value of the Company’s Common Stock on the date of exercise exceeds the option exercise price. The Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. This deduction is conditioned on reporting federal income tax with respect to the amount of that compensation. When the participant sells the shares acquired pursuant to a nonqualified stock option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for the Company.

The grant of an incentive stock option does not result in taxable income to an employee. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the participant. In addition, if the employee does not dispose of the Common Stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of Common Stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands.

The statutory holding period lasts until the later of:

•	two years from the date the option is granted; and
•	one year from the date the Common Stock is transferred to the employee pursuant to the exercise of the incentive stock option.

If the employment and statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the Common Stock received upon exercise. If these requirements are not satisfied, the amount of ordinary income taxable to the participant is the lesser of:

•	the fair market value of the Common Stock on the date of exercise minus the option exercise price; and
•	the amount realized on disposition minus the option exercise price.

Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the employee’s hands. The Company is entitled to a federal income tax deduction in an amount equal to any ordinary income realized by the employee.

An award of restricted stock does not result in taxable income to the participant on the date of grant. Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the fair market value of the stock at the time of issuance. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income in an amount equal to the fair market value of the Common Stock on the date of lapse. Any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt.

Generally, a participant will not recognize any taxable income upon the award of performance shares. At the time the participant is issued shares of Common Stock because the performance measures under the award have been satisfied, the fair market value of shares of Common Stock received in payment for such awards generally is taxable to the participant as ordinary income.

As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the plan. The amount of the deduction is the amount of the award that is considered reasonable compensation under the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to its chief executive officer or any of its four other most highly compensated executive officers who are employed by it on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by its stockholders. Compensation income resulting from the lapse of restrictions on restricted stock awards will be subject to the Section 162(m) limitation. The Company has structured and intends to implement the plan so that compensation resulting from the exercise of nonqualified stock options and the grant of performance shares may be performance-based compensation. To allow the Company to qualify the compensation, it is seeking stockholder approval of the plan and the material terms of the related performance goals.

The exercisability of a stock option, the payment of a performance share award, or the elimination of restrictions on restricted stock, may be accelerated, and special settlement rights may be triggered and exercised, as a result of a reorganization or change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe that the 2005 Long-Term Incentive Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Stockholder approval is required to approve the 2005 Long-Term Incentive Plan and the performance measures described above. No grants will be made under the plan unless and until such Stockholder approval is obtained.

The Board of Directors recommends that Stockholders vote “FOR” the approval of the 2005 Long-Term Incentive Plan.

PROPOSAL 7

RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR 2005

The Audit Committee has appointed the accounting firm of KPMG LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2005. KPMG LLP has served as the Company’s independent auditors for the fiscal years ended December 31, 2004, 2003, and 2002, having been duly appointed by the Board of Directors or by the Audit Committee in conformity with the then applicable rules. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

The Board of Directors recommends that Stockholders vote “FOR” the ratification of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2005.

Pre-approval Policies and Procedures

Consistent with SEC rules and policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Under the policy, the Company submits an itemized listing of all services for which pre-approval is requested to the Audit Committee. Such itemized listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes a determination that such service qualifies as a permitted non-audit service and an explanation as to why the provision of such service would not impair the independence of the auditors.

All proceedings and actions relative to the pre-approval process, including copies of all related documents submitted to the Audit Committee, are included in the records of the Audit Committee.

Fees and Services

The aggregate fees (excluding value added taxes) billed to the Company for the fiscal years ended December 31, 2004 and December 31, 2003 by KPMG LLP and their affiliates (“KPMG”), were as follows:

	Notes	2004	2003
Audit Fees	(1)	$1,030,000	$652,000
Audit-Related Fees	(2)	26,000	66,000
Tax Fees	(3)	121,000	199,000
All Other Fees	(4)	-	-

		$1,177,000	$917,000

(1)	Includes fees for the audit of the Company’s annual financial statements, audit of management’s assessment of the Company’s internal control over financial reporting, audit of the effectiveness of the Company’s internal control over financial reporting, reviews of financial statements included in the Company’s Forms 10-Q, statutory audits and regulatory attestation services for the respective years.

(2)	Includes fees for audits of Company benefit plans and, in 2003, fees for services provided in connection with the Company’s Form S-4 Registration Statement relating to the Company’s acquisition of Chiles Offshore Inc.

(3)	Tax fees in 2004 include $51,000 for tax compliance services and $70,000 for tax planning and advice. Tax fees in 2003 include $187,000 for tax compliance services and $12,000 for tax planning and advice.

(4)	There were no fees billed in 2004 or 2003 for services rendered to the Company by KPMG other than those described above in “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The Audit Committee pre-approved all of the services described above that were provided during 2003 and 2004 in accordance with the Audit Committee’s policy and the pre-approval requirements of the Sarbanes-Oxley Act. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. The Audit Committee has considered whether the provision of the non-audit services by KPMG were compatible with maintaining KPMG’s independence.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

The Board of Directors met eight times during the year ended December 31, 2004. The Board of Directors has two standing committees: the Audit Committee and the Nominating, Governance and Compensation Committee, each of which selects a Committee Chairman from its members. During 2004, each incumbent director attended at least 75% of the meetings held by the Board and the committees of which he or she was a member.

Director Attendance at Annual Meeting of Stockholders

The ENSCO Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board of Directors shall attend the Company’s Annual Meeting of Stockholders and also shall attend any and all special stockholders meetings which may be duly convened. All eight of the then incumbent directors attended the Company’s 2004 Annual Meeting of Stockholders.

Audit Committee

The Company has established and maintains an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, attached hereto as Exhibit D. The Company’s Audit Committee appoints a firm of independent auditors to examine, review and audit the consolidated financial statements of the Company, reviews the general scope of services to be rendered by the independent auditors and pre-approves and authorizes payment of the associated fees, reviews the financial condition and results of operations of the Company and makes inquiries as to the adequacy of the Company’s financial and accounting controls. The Audit Committee met nine times during 2004. The Audit Committee currently consists of Chairman Gerald W. Haddock, Rita M. Rodriguez, and Paul E. Rowsey, III, all of whom meet the independence criteria of audit committee members prescribed by the Securities and Exchange Commission (“SEC”) and the NYSE.

The Board of Directors has determined that each of the three members of the Audit Committee, Chairman Haddock, Dr. Rodriguez and Mr. Rowsey, meets the requisite SEC criteria to qualify as an audit committee financial expert, is financially literate and has accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, the Audit Committee and Board of Directors considered the relevant academic and professional experience of the Committee members as follows: Mr. Haddock, with a Bachelor of Business Administration as an accounting major and Master degrees in Law – Taxation and Business Administration, actively supervised the principal financial officer of Crescent Real Estate Equities Company; Dr. Rodriguez, with a BBA in Accounting and an MBA and a PhD in Economics and Finance, served as a full-time Director of the Export-Import Bank of the United States; and Mr. Rowsey, with a Bachelor of Arts in Management Science, actively supervises the principal accounting officer of E2M Partners, LLC.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of three independent directors who satisfy the requirements of independence as established by Section 10A of the Securities Exchange Act of 1934, as amended, and in the New York Stock Exchange listing standards. The Audit Committee is governed by a written Charter adopted by the Board of Directors. To carry out its responsibilities, the Audit Committee met nine times during fiscal year 2004.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent auditors employed by the Company (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors report directly to the Audit Committee.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

The Audit Committee has recommended, and the Board of Directors, in the exercise of its business judgment has approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. The recommendation was based upon the Audit Committee’s review, the exercise of its business judgment, the discussions referred to above and reliance upon the Company’s management and the Company’s independent auditors.

Submitted by the Audit Committee,

Gerald W. Haddock (Chairman)

Rita M. Rodriguez

Paul E. Rowsey, III

February 22, 2005

Nominating, Governance and Compensation Committee

The principal functions of the Nominating, Governance and Compensation Committee are to select nominees for the Board of Directors and committees of the Board, to recommend officers of the Company, to oversee and recommend matters of corporate governance, and to review and approve executive officer compensation and employee compensation matters, including matters regarding the Company’s various benefit plans, independently or in conjunction with the Board of Directors, as appropriate. To carry out its responsibilities, the Nominating, Governance and Compensation Committee met four times during 2004. The Committee currently consists of Chairman Morton H. Meyerson, David M. Carmichael, Thomas L. Kelly II and Joel V. Staff, all of whom meet the independence criteria and “outside director” qualifications prescribed by the NYSE and Internal Revenue Service respectively for service on a nominating committee and on a compensation committee.

NOMINATING, GOVERNANCE AND COMPENSATION MATTERS

Director Nominations

The Nominating, Governance and Compensation Committee (referred to in this section addressing Nominating, Governance and Compensation Matters as the “Committee”), with direct input from the Chairman of the Board and other Board members, is primarily responsible for identifying and screening candidates for Board membership. Additionally, when and as deemed appropriate, the Company may retain the services of a third party to identify, evaluate or assist the Committee in identifying or evaluating potential director nominees. The Board is responsible for nominating individuals to serve on the Board.

Pursuant to the ENSCO Corporate Governance Policy, candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

•	Personal characteristics:
[o]	highest personal and professional ethics, integrity and values;
[o]	an inquiring and independent mind; and
[o]	practical wisdom and mature judgment.
•	Experience at the policy-making level in business, government or education.
•	Expertise that is useful to the Company and complementary to the background and experience of other Board members. In this regard, knowledge of the global oil and gas industry is considered to be desirable.
•	Willingness to devote the required amount of time to perform the duties and responsibilities of Board membership.
•	Commitment to serve on the Board over a period of several years to develop knowledge about ENSCO’s principal operations.
•	Willingness to represent the best interests of all stockholders and objectively appraise management performance.
•	No involvement in activities or interests that create a conflict with the Director’s responsibilities to ENSCO and its Stockholders.

The Committee will evaluate the qualifications of each director candidate, including nominees recommended by Stockholders, against these criteria in making recommendations to the Board of Directors concerning director nominations. The Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and periodically reviews and updates the aforesaid criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account favorably in considering individual candidates.

The Committee will consider director nominations timely made by Stockholders pursuant to the requirements of the Company’s bylaws referred to in the “Information Concerning Stockholder Proposals” section of this Proxy Statement. Any Stockholder who intends to present a director nomination proposal for consideration at the 2006 Annual Meeting and intends to have that proposal included in the Proxy Statement and related materials for the 2006 Annual Meeting must deliver a written copy of the proposal to the Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures, specified in the aforesaid section of this Proxy Statement and in accordance with the requirements of SEC Rule 14a-8.

If a Stockholder does not comply with the foregoing Rule 14a-8 procedures, the Stockholder may use the procedures set forth in the Company’s bylaws, which provide that nominations of persons for election to the Board of Directors of the Company at the Annual Meeting of Stockholders may be made at the Annual Meeting by any Stockholder entitled to vote on the election of directors at the meeting who timely complies with the notice procedures herein set forth. To be timely, a Stockholder’s notice must be delivered to or mailed to and received by the secretary of the Company at the principal executive offices of the Company not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting, subject to any other requirements of law; provided, however, that in the event that less than sixty-five (65) days notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be received no later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

The names of potential director candidates may be drawn from a number of sources, including recommendations from members of the Board, management, Stockholders, and executive recruiting firms retained for such purpose. The Board’s nominees for director included in this Proxy Statement have been formally and unanimously recommended by the incumbent independent directors who serve on the Committee (the members of which include Mr. Meyerson and Mr. Staff, nominees, each of whom abstained in respect of his own nomination). The Company did not pay a fee to any third party to identify or evaluate or assist the Committee in identifying or evaluating potential nominees.

The Company did not receive any nominations for director made by any person or group beneficially owning more than 5% of the Company’s outstanding common stock by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to Stockholders in connection with the previous year’s annual meeting.

Corporate Governance Matters

Over the past several years, the Committee and the Board of Directors approved several corporate governance initiatives, many of which were in response to the Sarbanes-Oxley Act of 2002, and new SEC and NYSE rules. Upon the recommendation of the Committee, the Board of Directors has approved the ENSCO Code of Business Conduct Policy and the ENSCO Corporate Governance Policy, both of which are published in full in the Corporate Governance section of the Company’s website (www.enscous.com/CorpGov.asp) and are available in print without charge from the Company’s Investor Relations Department. Such requests should be directed to the Investor Relations Department, ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

The ENSCO Code of Business Conduct Policy (“Ethics Policy”) applies to all of the Company’s directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. The Ethics Policy addresses all of the NYSE content requirements, and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, compliance with Company policies and with laws, rules and regulations, including laws addressing insider trading, antitrust and the Foreign Corrupt Practices Act. No waivers of the Ethics Policy have been requested or granted since the Policy was first issued on November 1, 2002.

Pursuant to the Ethics Policy, the Company and the Board of Directors established provisions for confidential and anonymous submission of reports of non-compliance with Company policies, practices, standards and procedures to a management committee and also established means for submission of reports of accounting, auditing or other business irregularities by any employee or other person directly to the chairmen of the Company’s two standing Board committees. Except as respects new provisions addressing requests for, and submission of, responses to whistleblower reports and references to the Company’s Fraud Detection and Prevention Policy adopted in 2004, there have been no substantive revisions or amendments to the Ethics Policy.

The governance practices adopted by the Board of Directors address all of the NYSE content requirements and provide that the independent director members of the Board shall conduct regular executive sessions without management (which alternately are chaired by the chairmen of the Board’s two standing committees), a formal annual evaluation of the CEO’s performance, an annual self-evaluation of the Board and its committees, and annual reviews of the committee charters, the Ethics Policy and the ENSCO Corporate Governance Policy.

The ENSCO Corporate Governance Policy states that a substantial majority of the Board of Directors shall be independent, as the term is defined therein and by SEC rules and NYSE Corporate Governance Standards. Both of the Board’s standing committees are comprised exclusively of independent directors. In this regard, the Board of Directors has affirmatively determined that Dr. Rodriguez and Messrs. Carmichael, Haddock, Kelly, Meyerson, Rowsey and Staff are independent and have no material relationship with the Company. This determination was made following consideration of Mr. Staff’s position as a director and former executive officer of National Oilwell, Inc., a company from which the Company purchases oilfield equipment and supplies. Accordingly, a substantial majority of the Company’s eight-person Board of Directors is currently independent as defined hereinabove. The independent directors conducted executive sessions without management during each of the four regular meetings of the Board which were convened during 2004.

The ENSCO Corporate Governance Policy states that the Company shall establish a process by which stockholders may communicate directly with the Board of Directors. The established process, which is published on the Company’s website (www.enscous.com/CorpGov.asp), provides a means for submission of stockholder communications directly to the incumbent chairmen of the Company’s two standing Board committees via an independent, third party mail forwarding service. Such communications may be submitted by mail addressed as follows: ENSCO Stockholder Communications, 5600 W. Lovers Lane, Suite 116 Box #130, Dallas, Texas 75209-4330. Mail so addressed will be forwarded directly to the then presiding chairmen of the Board’s standing committees, and will not be screened by management.

The Board of Directors, its standing committees and management of the Company are committed to continue proactively pursuing best practices of corporate governance, accountability and transparency. In this regard, the Company’s website has a direct link to the SEC’s EDGAR system filings relating to the Company, which filings include all Forms 3, 4 or 5 filed pursuant to Section 16 of the Securities Exchange Act of 1934. The Corporate Governance section of the Company’s website contains the Company’s Audit Committee Charter, the Nominating, Governance and Compensation Committee Charter, the ENSCO Corporate Governance Policy and the ENSCO Code of Business Conduct Policy, copies of which also are available in print without charge from the Company’s Investor Relations Department. Such requests should be directed to the Investor Relations Department, ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331. Additional data available in the Corporate Governance section of the Company’s website include information on the composition and functions of the Board and its committees as well as instructions for submission of whistleblower reports and submission of general shareholder communications to the Board.

Compensation of Non-Employee Directors

Upon Committee recommendation and Board approval, compensation for non-employee directors was last revised effective July 1, 2003. Effective on said date, each non-employee director receives an annual retainer of $48,000, paid quarterly, in cash. Additionally, each non-employee director receives $2,000 in cash for each Board of Directors and committee meeting attended. Any non-employee director that serves as Chairman of the Board of Directors or Chairman of a standing Board committee also receives an additional $1,000 in cash for each meeting at which the director acts as Chairman. Non-employee directors are also eligible to participate in the Company’s group medical and dental insurance plan on the same basis and cost as full-time Company employees. A non-employee director’s contribution to group medical and dental insurance premium costs is paid in cash or withheld from the quarterly payments of the director’s annual retainer. Directors who are also employees of the Company do not receive any additional compensation for their services as directors.

In August 2003 and November 2004 respectively, the Board approved the Company’s Non-Employee Director Deferred Compensation Plan and the 2005 Non-Employee Director Deferred Compensation Plan. These Plans permit non-employee directors to elect to defer their cash compensation (annual retainer, meeting and committee chairmanship fees) up to a percentage specified annually in advance by the Board (100% for 2004 and 2005). Directors electing to defer compensation must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by the Company. The Plans are administered by the same third party that provides administrative services for the ENSCO Savings Plan and the SERP, and deferred director compensation only may be designated for investment in certain of the funds which are authorized in said Plans, including investment in the Company’s stock.

In May 1996, the Stockholders approved the Company’s 1996 Non-Employee Directors Stock Option Plan (“Directors’ Plan”) which was adopted by the Board of Directors on February 21, 1996. Under the Directors’ Plan, 600,000 shares of Common Stock are reserved for issuance. Pursuant to the Directors’ Plan, non-employee directors are granted options to purchase shares of Common Stock as follows: (a) each non-employee director elected after February 21, 1996 who has not previously served as a director shall be granted an option, effective as of the date such director is elected, to purchase 15,000 shares of Common Stock upon his or her appointment to the Board and (b) each other non-employee director elected at, or continuing to serve following, each annual Stockholders meeting, commencing with the 1996 Annual Meeting, shall be granted an option to purchase 6,000 shares of Common Stock. Each of Dr. Rodriguez and Messrs. Carmichael, Haddock, Kelly, Meyerson, Rowsey and Staff was granted options to purchase 6,000 shares of Common Stock on June 1, 2004 at an exercise price of $26.85 per share.

On May 3, 2005, Dr. Rodriguez and Messrs. Carmichael, Haddock, Kelly, Meyerson, Rowsey and Staff may each be granted an option to purchase 6,000 shares, all at an exercise price per share equal to the average of the high and low selling price of Common Stock on the designated award date. Such stock option grants for Messrs. Meyerson and Staff are subject to their election at the Annual Meeting. The Company’s 2005 Long-Term Incentive Plan, if approved by Stockholders, will supercede the Directors’ Plan and no further grants under the Directors’ Plan will be made. To further align the interests of the non-employee directors with those of the Company’s officers and other employees, it is currently anticipated future awards to non-employee directors under the 2005 Long-Term Incentive Plan may be comprised of 50 percent nonqualified stock options and 50 percent restricted stock, in which case the number of shares subject to a nonqualified stock option would be reduced by 50 percent and the remaining 50 percent will be converted to restricted stock. It is initially contemplated that a 4 to 1 stock option to restricted share conversion ratio will be utilized by the Committee and Board. If implemented by reference to the option to purchase 6,000 shares described in this paragraph, this would result in an award of a nonqualified stock option for 3,000 shares and a grant of 750 restricted shares to each incumbent non-employee director.

EXECUTIVE COMPENSATION

The following table sets forth a summary of all compensation, including cash and other forms of remuneration, awarded through March 1, 2005, to the Chief Executive Officer and the four other most highly compensated executive officers for services rendered in all capacities to the Company during 2004. The table also includes a summary of all compensation, including cash and other forms of remuneration, paid by the Company to these named individuals for the years 2003 and 2002.

Summary Compensation Table

	Year		Annual Compensation(1)			Long–Term Compensation Awards
Name and Principal Position			Salary ($)	Bonus ($)(2)	Other ($)(3)	Restricted Stock Award ($)(4)	Securities Underlying Options (#)(5)	All Other Compen- sation ($)(6)

Carl F. Thorne Chairman of the Board and Chief Executive Officer	2004 2003 2002		750,000 682,750 635,250	575,000 598,303 278,456	N/A N/A N/A	N/A 4,037,250 N/A	N/A 115,000 125,000	67,941 56,659 54,655

William S. Chadwick, Jr. Senior Vice President –Operations	2004 2003 2002		369,700 324,100 306,750	170,000 202,985 110,255	N/A N/A N/A	N/A 1,076,600 N/A	70,000 55,000 65,000	33,342 27,380 26,701

Phillip J. Saile President – ENSCO Offshore International Company	2004 2003 2002		336,500 322,500 306,750	150,000 172,374 110,255	84,125 N/A N/A	N/A 538,300 N/A	70,000 45,000 65,000	30,690 27,248 29,610

J. W. Swent, III Senior Vice President – Chief Financial Officer	2004 2003 2002	(7)	310,000 117,333 N/A	170,000 100,696 N/A	N/A N/A N/A	N/A 1,227,750 N/A	70,000 100,000 N/A	23,012 856 N/A

Jon C. Cole Senior Vice President – Business Development and Safety, Health, Environment	2004 2003 2002	(8)	300,000 195,000 N/A	130,000 117,253 N/A	N/A N/A N/A	N/A 1,287,750 N/A	70,000 100,000 N/A	25,685 6,906 N/A

N/A - Not Applicable.

(1)	The amounts disclosed as Annual Compensation include amounts for salary or bonus which was subject to discretionary deferral under the Company’s Supplemental Executive Retirement Plan.

(2)	The amounts disclosed in this column represent the bonus awarded pursuant to the Company’s Key Employees’ Incentive Compensation Plan in respect of the corresponding year. Bonuses are awarded in the first quarter based on the Company’s performance in the previous year. Bonuses are payable as follows: 50% of the amount awarded is paid in the first quarter of the year in which the award was made, and the remainder is payable in two equal installments during the first quarter of the two subsequent years, generally contingent upon the officer’s continued employment by the Company at such times.

(3)	The amount listed for Mr. Saile in 2004 consists of foreign service premium compensation.

(4)	The amounts disclosed in this column, if any, represent the value of restricted stock awards on the date of grant. The restricted stock awards have vesting schedules of ten years and vest based on the passage of time and the continued employment of the named executive. The total number of shares of unvested restricted stock held as of December 31, 2004, the value of such shares, based on the closing price of the Common Stock at December 31, 2004 of $31.74, and the number of shares which vest each year is as follows:

	Number of Shares	Value	Annual Vesting
Carl F. Thorne	135,000	$4,284,900	15,000

William S. Chadwick, Jr.	2,000	63,480	2,000
	2,000	63,480	1,000
	36,000	1,142,640	4,000

	40,000	$1,269,600

Phillip J. Saile	2,000	63,480	2,000
	2,000	63,480	1,000
	18,000	571,320	2,000

	22,000	$698,280

J. W. Swent, III	45,000	$1,428,300	5,000

Jon C. Cole	45,000	$1,428,300	5,000

Each of the named executive officers are entitled to receive all dividends and other distributions paid with respect to those shares of restricted stock held by such executive officers, and are entitled to vote those shares.

(5)	Amounts in this column represent options to acquire shares of Common Stock. The Company does not have SARs.

(6)	Amounts in this column for 2004 include premiums paid for group term life insurance and contributions to various Company benefit plans, which are as follows:

		Company Contributions
Name	Group Term Life Insurance	ENSCO Savings Plans	Profit Sharing Plans	SERP	Total
Carl F. Thorne	$7,524	$10,250	$22,917	$27,250	$67,941
William S. Chadwick, Jr.	3,560	10,250	11,297	8,235	33,342
Phillip J. Saile	3,582	10,250	10,282	6,576	30,690
J. W. Swent, III	3,290	10,250	9,472	-	23,012
Jon C. Cole.	1,518	10,250	9,167	4,750	25,685

(7)	Mr. Swent joined the Company in July 2003 and his bonus for 2003 in respect of the Company’s Key Employees’ Incentive Compensation Plan was pro-rated for the portion of the year he was employed.

(8)	Mr. Cole joined the Company in April 2003 and his bonus for 2003 in respect of the Company’s Key Employees’ Incentive Compensation Plan was pro-rated for the portion of the year he was employed.

The following table sets forth information regarding individual grants of stock options made to each of the named executive officers during the year ended December 31, 2004:

Option Grants in Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Carl F. Thorne	0	0.0%	N/A	N/A	0	0
William S. Chadwick, Jr.	70,000	5.07%	27.32	8/18/2009	528,264	1,167,326
Phillip J. Saile	70,000	5.07%	27.32	8/18/2009	528,264	1,167,326
J. W. Swent, III	70,000	5.07%	27.32	8/18/2009	528,264	1,167,326
Jon C. Cole	70,000	5.07%	27.32	8/18/2009	528,264	1,167,326

The following table sets forth information regarding aggregated option exercises in 2004, the number of unexercised options segregated by those that were exercisable and those that were unexercisable at December 31, 2004, and the value of the in-the-money options segregated by those that were exercisable and those that were unexercisable at December 31, 2004:

Aggregated Option Exercises in Last

Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Carl F. Thorne	-	-	241,250	198,750	48,875	146,625
William S. Chadwick, Jr.	50,000	1,005,935	140,000	175,000	23,375	379,875
Phillip J. Saile	-	-	118,750	161,250	19,125	367,125
J. W. Swent, III	25,000	188,818	0	145,000	-	848,250
Jon C. Cole	-	-	25,000	145,000	149,625	758,625

The following table sets forth, as of December 31, 2004, certain information related to the Company’s compensation plans under which shares of its Common Stock are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,185,030	$30.47	3,769,664	(2)
Equity compensation plans not approved by security holders(1)	38,525	$22.51	-

Total	5,223,555	$30.41	3,769,664	(2)

(1)

In connection with the acquisition of Chiles Offshore Inc. (“Chiles”) on August 7, 2002, the Company assumed Chiles’ stock option plan and the outstanding stock options thereunder. At December 31, 2004, options to purchase 38,525 shares of the Company’s common stock, at a weighted-average exercise price of $22.51 per share, were outstanding under this plan. No shares of the Company’s common stock are available for future issuance under this plan. No further options will be granted under this plan and the plan will be terminated upon the earlier of the exercise or expiration date of the last outstanding option issued thereunder.

(2)	There will be no further issuance of securities from and after the Annual Meeting under these equity compensation plans if the Stockholders approve the 2005 Long-Term Incentive Plan at the Annual Meeting.

REPORT OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE

Compensation Philosophy and Objectives

The philosophy of the Company’s compensation program for executive officers is to attract, employ, retain and reward individuals capable of leading the Company to achieve its business objectives. These objectives include financial performance, presentation of a strong balance sheet, enhancement of the Company asset base and the positioning of Company assets in markets that offer long-term growth in profitability and shareholder value. Overall, safety performance continues to be a core value and is also considered a key business objective. The accomplishment of these objectives is measured against specific annual goals and industry published standards for conditions characterizing the industry in which ENSCO operates.

Executive Officer Compensation

The Company’s executive officer compensation is comprised of base salary, annual cash incentive compensation and long-term incentives in the form of non-qualified stock options and restricted stock. Additionally, executives may participate on the same basis as other employees in the employee matching and profit-sharing provisions of the Company’s defined savings plans on a tax-deferred basis. For 2004, the maximum total Company matching contribution available to executive officers and other employees was 5% of eligible salary. Profit-sharing contributions, which are closely aligned with the Company’s financial performance, amounted to approximately 3.06% of eligible wages for executive officers and other employees in respect of 2004.

Base salary levels for executive officers are set relative to the median of the Company’s peer group as determined by an independent third-party specializing in compensation market comparisons. Actual salaries are set based on a subjective assessment by the Nominating, Governance and Compensation Committee (the “Committee”) based on each executive’s overall contribution to the achievement of business objectives as set forth in the Key Performance measures, which include annually set goals in RONAEBIT, EBITDA, industry peer group ranking comparisons and the Company’s overall TRIR safety record, all as described below. The primary peer group, considered to be offshore drilling companies, is taken into consideration so that the Company can compete for and retain the best industry talent. The companies are included within the peer group “Dow Jones U.S. Oil Equipment & Services Index” benchmarked in the performance graph in the Company’s Proxy Statement. Individual salaries are measured against competitive market median salary for peer positions as provided by an independent third party consulting company specializing in industry comparisons. Effective January 1, 2004, the Committee authorized market adjustments for several executive officers to correct certain market inequities in order to bring their base salaries into the median range of comparable peer group positions.

Another element of the compensation plan applicable to 2004 is the Company’s Key Employee Incentive Compensation Plan (KEIP) as revised and restated effective January 1, 2003, under which key employees may receive a cash bonus upon the achievement of pre-determined performance goals and a discretionary award as determined by the Committee. Award levels are generally set to the market median assuming accomplishment of business objectives. The objective is to ensure a strong link between the Company’s financial performance and specific annual goals and objectives. The KEIP also provides a layer of variable cash compensation which enables the Company to be strongly competitive in attracting and retaining talented employees in periods of high demand without creating unduly high fixed expenses during periods of weak industry demand or periods when overall Company performance fails to meet specific objectives.

In 2004, the key performance measurement criteria and corresponding results utilized under the KEIP for the named executives were as follows:

Measure	Weight	Goal
RONAEBIT	30%	10% or better
EBITDA MARGIN	30%	At least 25%, and better than all but two in the peer group
TRIR	40%	Better than industry standard (1.39 for 2003)

Return on Net Assets Employed Before Interest and Taxes (RONAEBIT) enables a benchmark comparison with other investment opportunities and also rewards generation of cash and effective balance sheet management. Earnings Before Interest and Taxes (EBIT) and before depreciation and amortization divided by operating revenue defines EBITDA margin and is used as a measure of the Company’s performance as compared to industry peers. Total Recordable Incident Rate (TRIR) is the annual industry standard safety measure reported by the International Association of Drilling Contractors.

Goals are set out at the beginning of the year and agreed to by the Committee. For 2004, the Company achieved a 7.1% RONAEBIT compared to a minimum goal of 10%, ranked first among its peer group by achieving a 100% EBITDA margin and had a TRIR result of .94 incidents per 200,000 man-hours compared to an overall industry standard of 1.21. Accordingly, for named executive officers, and based on 2004 performance, formula-derived awards were paid only in respect to EBITDA and safety.

The Company paid both formula-derived and discretionary awards to the executive officers in 2005 relative to 2004 Company performance. Discretionary awards under the KEIP were made entirely at the discretion of the Committee and were intended to provide competitive total awards to named officers, redress any inequities in the formula-derived award or reward exemplary performance. Discretionary awards are limited to 7.5% of the total KEIP participants’ payroll. Bonuses earned under the KEIP vest over three years. In February 2005, the Committee approved payment of bonus awards that range from 58% to 77% of bonus targets.

The Company is requesting shareholder approval of a new variable performance-based incentive compensation plan, the 2005 Cash Incentive Plan. The proposed new plan will utilize more specific financial performance measures and includes strategic team goals. The proposed plan increases rewards in exceptional performance years and reduces cost to a minimum when results are below average. This plan significantly reduces discretionary awards and should qualify for exemption under Section 162(m) of the IRS code for executive compensation. If the new plan is approved by the stockholders, the current KEIP will be frozen and will only have applicability in respect to payment of remaining award installments thereunder, including KEIP bonuses awarded in respect of the 2004 Plan Year.

An additional long-standing objective of the Committee has been to reward executive officers with equity compensation. Because the value of equity awards over time bears a direct relationship to the Company’s stock price, the Committee believes equity awards represent an effective incentive to create long-term value for stockholders. This is in keeping with the Company’s overall compensation philosophy of granting equity awards to key personnel in an effort to instill stockholder perspective and values in their actions. Both non-qualified stock options and restricted stock grants have been used to reward and provide incentives, as well as retain key employees through potential share value appreciation and equity accumulation.

Equity awards are made annually by the Committee based on a combination of competitive data and a subjective determination of individual performance as measured against pre-determined objectives. Stock option awards vest over a four-year period and have five-year terms, which are exercisable at the market value as of the date of the award. Restricted stock grants made to executive officers in 2004 vest over a ten-year period and have a ten-year term.

As a result of the recent Financial Accounting Standards Board stock option expensing rule changes and the need to remain competitive, the Committee and Board recommend that the stockholders approve the 2005 Long-Term Incentive Plan. The proposed new plan will utilize a combination of non-qualified stock options and restricted stock grants. It is contemplated that equity awards initially will be granted based on a 50/50 stock option to restricted stock split, with theoretical stock options converted to restricted stock using a 4 to 1 ratio. The stock option term will be changed from five to seven years, and the vesting period for annual grants or restricted stock from ten to five years. New hire restricted stock grants will remain on a ten-year vesting schedule.

Equity awards will be reviewed and granted annually upon Committee approval. In the past, the Company’s equity awards have averaged 0.8% of shares outstanding. Under the proposed 2005 Long-Term Incentive Plan, it is anticipated that total awards will be below this target and below historical levels of awards both on an individual as well as a Company-wide basis. If approved by the shareholders, the current plan will be frozen as of the date of approval and only will have applicability in respect of outstanding awards thereunder.

The Committee recommends that the Stockholders vote “FOR” approval of the 2005 Cash Incentive Plan and “FOR” approval of the 2005 Long-Term Incentive Plan.

Chief Executive Officer Compensation

The base salary of the Chief Executive Officer (CEO) is reviewed periodically, consistent with the Company’s salary administration policy for all executive officers as discussed above. The Committee considers adjustments based upon the Company’s financial performance, progress in achieving specified business objectives and by reference to the median salary paid to chief executive officers of the Company’s peer group. In November of 2003, in conjunction with a third-party compensation firm review of executive officer compensation, the Committee approved a market adjustment, increasing the CEO’s salary to $750,000 effective January 1, 2004. The Committee believes that the market adjustment was appropriate to bring the CEO’s salary into the median range of chief executive officers in peer group companies.

In accordance with the terms of the KEIP, the CEO was awarded an incentive bonus of $575,000 in 2005 relative to 2004 performance. This was comprised of an amount of $199,648 determined solely by reference to the pre-established formula under the KEIP, and a discretionary amount of $375,352 based upon the Committee’s subjective assessment of the CEO’s contribution to overall Company performance and in consideration of the median total compensation paid to chief executive officers of peer group companies. All KEIP bonuses awarded for 2004 performance vest over three years. Inasmuch as the CEO received a substantial (150,000 shares) restricted stock grant in November of 2003, there were no equity awards granted to the CEO during 2004.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of the Company’s chief executive officer and the four other most highly-compensated officers, unless such compensation meets certain specific requirements. The Committee’s intent is to design compensation awards that will be deductible without limitation, where doing so will further the purposes of the Company’s executive compensation program. The Committee will, however, take into consideration the various other factors described in this report, together with Section 162(m) considerations, in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax-deductible.

Nominating, Governance and Compensation Committee

Morton H. Meyerson, Chairman

David M. Carmichael

Thomas L. Kelly II

Joel V. Staff

February 28, 2005

Compensation Committee Interlocks and Insider Participation

As of December 31, 2004, the members of the Nominating, Governance and Compensation Committee were Morton H. Meyerson, David M. Carmichael, Thomas L. Kelly II and Joel V. Staff. No member of the Nominating, Governance and Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

PERFORMANCE GRAPH

The chart below presents a comparison of the five year cumulative total return, assuming $100 invested on December 31, 1999 and the reinvestment of dividends, if any, for the Common Stock, the Standard & Poor’s 500 Stock Price Index and the Dow Jones U.S. Oil Equipment & Services Index. *

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ENSCO INTERNATIONAL INCORPORATED, THE S & P 500 INDEX

AND THE DOW JONES U.S. INTEGRATED OIL & GAS INDEX

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04

ENSCO INTERNATIONAL INCORPORATED	100.00	149.39	109.43	130.17	120.53	141.29

S & P 500	100.00	90.89	80.09	62.39	80.29	89.02

DOW JONES U.S. OIL EQUIPMENT & SERVICES INDEX	100.00	148.44	102.27	94.14	107.97	146.19

* The Dow Jones U.S. Oil Equipment & Services Index is comprised of forty companies in the oil drilling, equipment and services industry.

GENERAL AND OTHER MATTERS

The Company believes that Proposals 1 – 7 are the only matters that will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% Stockholders are required by Commission regulations to furnish the Company copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 2004, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing the Company’s Investor Relations Department at the following address: ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331 or by telephoning (214) 397-3000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder’s bank, broker, or other nominee record holder, or contact the Company at the above address and telephone number.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

A holder of the Company’s securities intending to present a proposal at the 2006 Annual Meeting, including a director nomination, must deliver such proposal, in writing, to the Company’s principal executive offices no later than November 18, 2005 for inclusion in the Proxy Statement related to that meeting. The proposal should be delivered to the Secretary of the Company by certified mail, return receipt requested. A holder of the Company’s securities whose proposal is not included in the Proxy Statement related to the 2006 Annual Meeting, but who still intends to submit a proposal at that meeting, is required to deliver such proposal, in writing, to the Secretary of the Company at the Company’s principal executive offices, and to provide certain other information not less than 50 days, nor more than 75 days, prior to the meeting, in accordance with the Company’s bylaws. Any such proposal must also comply with the other provisions contained in the Company’s bylaws relating to Stockholder proposals.

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2004 is being mailed to Stockholders with this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

The Company will provide to each person solicited by this Proxy Statement, without charge except for exhibits, upon request in writing, a copy of its Annual Report on Form 10-K for the year ended December 31, 2004, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission. Requests should be directed to the Investor Relations Department, ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

Whether or not you intend to be present at the Annual Meeting, you are urged to vote over the Internet, by telephone or return your proxy card or voting instructions promptly. If you are present at the Annual Meeting and wish to vote your stock in person, your proxy shall, at your request, be revoked at the Annual Meeting.

By Order of the Board of Directors

Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary

March 23, 2005

EXHIBIT A

PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE ONE

The name of the corporation is ENSCO International Incorporated.

ARTICLE TWO

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The registered agent in charge thereof is The Corporation Trust Company, Corporation Trust Center, 1208 Orange Street, Wilmington, Delaware.

ARTICLE THREE

The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

The aggregate number of shares of stock which the corporation shall have the authority to issue is 270,000,000 shares, of which 20,000,000 shares shall be preferred stock, par value $1.00 per share (“Preferred Stock”), and 250,000,000 shares shall be common stock, par value $0.10 per share (“Common Stock”).

The following is a statement of the powers, designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations and restrictions, in respect of the shares of Common Stock and Preferred Stock, and of the authority expressly granted hereby for the Board of Directors of the corporation to fix by resolution or resolutions any of such powers, designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations and restrictions thereof that may be desired but which shall not be fixed by this Certificate of Incorporation.

A. COMMON STOCK. The Board of Directors of the corporation is hereby expressly vested with authority to issue 250,000,000 shares of common stock, par value $0.10 per share, from time to time. Common Stock, upon issuance, shall be fully paid and nonassessable. Such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation available for distribution to holders of Common Stock shall be distributed to holders of the Common Stock according to their respective shares.

B. PREFERRED STOCK. The Board of Directors of the corporation shall be authorized, subject to the limitations prescribed by the General Corporation Law of the State of Delaware, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in such series and to fix the powers, designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations and restrictions thereof.

C. GENERAL. The Board of Directors may in its discretion issue from time to time authorized but unissued shares for such consideration as it may determine, and holders of Common Stock and Preferred Stock shall have no preemptive rights, as such holders, to purchase any shares or securities of any class, including treasury shares, which may at any time be issued or sold or offered for sale by the corporation.

At each election of directors, every stockholder entitled to vote at any meeting shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected. Cumulative voting of shares of stock of the corporation, whether Common Stock or Preferred Stock, is hereby prohibited.

To the fullest extent permitted by law, the corporation shall be entitled to treat the person in whose name any share or other security is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or other security on the part of any other person, whether or not the corporation shall have notice thereof.

ARTICLE FIVE

The name and address of the incorporator of the corporation has been omitted in accordance with Section 245 of the General Corporation Law of the State of Delaware.

ARTICLE SIX

A. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the corporation shall be not less than three nor more than fifteen. The number of directors shall be fixed within the foregoing limits from time to time by resolution duly adopted by the Board of Directors.

B. The directors of the corporation, other than the directors elected pursuant to the special voting rights of any class or series of preferred stock or indebtedness then outstanding, shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, as shall be provided in the Bylaws of the corporation; one class whose initial term expires at the annual meeting of stockholders to be held in 1992; another class whose initial term expires at the annual meeting of stockholders to be held in 1993; and another class whose initial term expires at the annual meeting of stockholders to be held in 1994; with each class to hold office until its successors are duly elected and qualified. At each annual meeting of stockholders beginning with the annual meeting for 1992, the number of directors equal to the number of the class whose term expires at such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders.

C. In the event of any change in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of directors so as to maintain such classes as nearly equal as possible.

D. Notwithstanding any of the foregoing provisions of this Article Six and subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, each director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal for cause. Should a vacancy on the board of directors occur or be created, whether arising through death, retirement, resignation or removal of a director for cause, or through an increase in the number of directors of any class, such vacancy shall be filled by the majority vote of the remaining directors of all classes, whether or not a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Subject to the provisions hereof, any director appointed to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was appointed. In the event such term extends beyond the next annual meeting of stockholders for which a definitive proxy statement has not been filed at the time of the appointment, the director or directors so appointed shall be named and described in the next definitive annual meeting proxy statement and shall stand for election for the remaining portion of the term of office at the annual meeting of stockholders subject to said proxy statement.

E. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, or any provision of law which might otherwise permit a lesser vote or no vote, the provisions set forth in this Article Six may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE SEVEN

The corporation is to have perpetual existence.

ARTICLE EIGHT

The Board of Directors may exercise all such powers and do all such lawful acts and things as are not by statute, the Bylaws, or this Certificate of Incorporation directed or required to be exercised and done by the stockholders.

ARTICLE NINE

The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the corporation’s Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors, subject, however, to repeal or change by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Nine.

ARTICLE TEN

The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon officers, directors, and stockholders herein are granted subject to this reservation.

ARTICLE ELEVEN

Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, or the President. Special meetings of the stockholders may not be called by any other person or persons.

ARTICLE TWELVE

Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. Elections of directors need not be by written ballot.

ARTICLE THIRTEEN

Subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, any or all of the directors of the corporation may be removed from office at any time, but only with cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the corporation then entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, or any provision of law which might otherwise permit a lesser vote or no vote, the provisions set forth in this Article Thirteen may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE FOURTEEN

The officers of the corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE FIFTEEN

A. The corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or otherwise) by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section A of Article Fifteen shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

B. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of Article Fifteen shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with, respect to any acts or omissions of such director occurring prior to such amendment or repeal.

C. In furtherance and not in limitation of the powers conferred by statute:

(i) the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of law; and

(ii) the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

ARTICLE SIXTEEN

Subject to the rights, if any, of the holders of any then outstanding class or series of preferred stock or indebtedness of the corporation with special rights to elect directors, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders or by unanimous written consent of stockholders, and stockholders may not otherwise act by written consent. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, or any provision of law which might otherwise permit a lesser vote or no vote, the provisions set forth in this Article Seventeen may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

EXHIBIT B

ENSCO INTERNATIONAL INCORPORATED

2005 LONG-TERM INCENTIVE PLAN

SECTION 1

ESTABLISHMENT AND PURPOSE

(a) Purpose. This Plan is established (i) to offer selected Non-Employee Directors and Employees, including officers, of the Company or its Subsidiaries an equity ownership interest and opportunity to participate in the growth and financial success of the Company and to accumulate capital for retirement on a competitive basis, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) to create long-term value and encourage equity participation in the Company by eligible Participants by making available to them the benefits of a larger common stock ownership in the Company through stock options and awards, (iv) to provide incentives to such Non-Employee Directors and Employees by means of market-driven and performance-related incentives to achieve long-term performance goals, and (v) to promote the growth and success of the Company’s business by aligning the financial interests of Non-Employee Directors and Employees with that of the other stockholders of the Company. Toward these objectives, this Plan provides for the grant of Options and Restricted Stock Awards, some of which may be Performance Awards.

(b) Effective Date; Stockholder Approval. This Plan is effective as of January 1, 2005, subject to the prior approval of the Committee and by a vote at the Company’s 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting’) of the owners of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote, and shall apply to the Awards granted to each Participant after such approval is obtained at the 2005 Annual Meeting. The ENSCO International Incorporated 1998 Incentive Plan (the “1998 Incentive Plan”) and the ENSCO International Incorporated 1996 Non-Employee Directors Stock Option Plan (the “1996 Non-Employee Directors Plan”) shall continue to apply to and govern the determination, exercise and payment of respective options and awards granted under the 1998 Incentive Plan and the 1996 Non-Employee Directors Plan prior to the 2005 Annual Meeting; provided that no options or awards may be granted under either the 1998 Incentive Plan or the 1996 Non-Employee Directors Plan after the 2005 Annual Meeting if this Plan is approved at that meeting. If this Plan is not approved by the stockholders of the Company at the 2005 Annual Meeting, the 1998 Incentive Plan and the 1998 Non-Employee Directors Plan shall continue after that meeting for purposes of granting additional options and awards with respect to the shares of common stock which remain available under those plans.

SECTION 2

DEFINITIONS

For purposes of this Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

“Award” shall mean any Option, Restricted Stock Award, Performance Award, or any other right, interest or option relating to Shares whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish and set forth in the applicable Award Agreement in order to fulfill the objectives of this Plan.

“Award Agreement” shall mean a written agreement between the Company and a Participant who is an Employee or Director setting forth the terms, conditions and limitations applicable to an Award, including any amendments thereto.

“Board” shall mean the board of directors of the Company, as duly elected from time to time.

“Change in Control” shall mean the occurrence of any of the following events: (a) any person or group within the meaning of Securities Exchange Act of 1934, as amended, acquired (together with voting securities of the Company held by such person or group) more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions, or (b) the individuals who, on the Effective Date of this Plan, constituted the Board (the “Incumbent Board”) cease, for any reason, to constitute at least a majority thereof. For purposes of this provision, a person becoming a Director subsequent to the Effective Date of this Plan whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors comprising the Incumbent Board shall for this purpose be considered as though he or she was a member of the Incumbent Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the regulations thereunder.

“Committee” shall mean the Nominating, Governance and Compensation Committee of the Board, or such other Committee as may be appointed by the Board from time to time, which shall be comprised solely of two or more persons who are Disinterested Directors. The Board shall assume any or all of the powers and responsibilities prescribed for the Committee with respect to Nonqualified Options automatically granted to Non-Employee Directors and Restricted Stock Awards to Non-Employee Directors, and to that extent, the term “Committee” as used herein shall also be applicable to the Board.

“Covered Employee” shall mean an Employee who would be subject to Section 162(m) of the Code such that on the last day of the taxable year, the Employee is the chief executive officer of the Company (or is acting in such capacity) or is an Employee who is among the four highest compensated officers (other than the chief executive officer) as determined pursuant to the executive compensation disclosure rules under the Exchange Act.

“Company” shall mean ENSCO International Incorporated, a Delaware corporation, or any successor thereto.

“Date of Grant” shall mean the date on which the Committee resolves to grant an Award to a Participant; provided, however, the Date of Grant for Nonqualified Options that are automatically granted pursuant to Section 4(c) shall mean the date of the applicable annual stockholders meeting or the Board meeting, whichever is applicable under Section 4(c), and, as a consequence thereof, the Nonqualified Option is granted.

“Director” shall mean a member of the Board.

“Disinterested Director” shall mean a member of the Board who is (a) a Non-Employee Director, (b) an Outside Director, and (c) “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange (or, in each case, any successor provision or term).

“Effective Date” shall mean January 1, 2005.

“Employee” shall include every individual performing Services for the Company or its Subsidiaries if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of “Employee” is qualified in its entirety and is subject to the definition set forth in Section 3401(c) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

“Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement, but in no event less than the Fair Market Value of a Share on the Date of Grant of the Option.

“Fair Market Value” shall mean the average of the highest and lowest selling prices per share at which the securities are traded on the New York Stock Exchange, or if not traded on the New York Stock Exchange, such other national securities exchange, as the Committee may specify, on the date of determination or, if the securities are not traded on said date, the average of such prices on the nearest preceding date. If at any time the securities are not traded on the New York Stock Exchange or another national securities exchange, the fair market value per share of the securities shall be the average of the highest and lowest bid and asked prices per share if the securities are traded in the over-the-counter market. If the securities are not traded on an exchange or in the over-the-counter market, the fair market value per share of the securities shall be the value determined in accordance with such fair and reasonable means as the Board or the Committee shall specify.

“GAAP” shall mean generally accepted accounting principles.

“ISO” shall mean an Option which is granted to an individual, is designated in the Stock Option Agreement to be an ISO, and which meets the requirements of Section 422(b) of the Code, pursuant to which the Optionee has no tax consequences resulting from the grant or, subject to certain holding period requirements, exercise of the option and, if those holding period requirements are satisfied, the employer is not entitled to a business expense deduction with respect thereto.

“Non-Employee Director” shall mean a Director of the Company who either (a) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or a Subsidiary in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K, or (b) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Nonqualified Option” shall mean an Option not intended to be or which does not qualify as an ISO.

“Normal Retirement Age” shall mean with respect to a Participant who is an Officer or Employee the later of (a) his or her 65th birthday, or (b) the date a Participant has credit for a “period of service” under the ENSCO Savings Plan of at least twenty (20) years, considering for purposes of this Plan (i) with respect to any Participant hired before the Effective Date, any other prior service recognized previously by the Company as of his or her date of hire by the Company or any Subsidiary, and (ii) with respect to any Participant hired after the Effective Date, any other prior service recognized by the Committee. The Committee, in its discretion, may consider such a Participant whose employment terminates after his or her 62nd birthday but prior to satisfying the requirements specified in the preceding sentence to have retired on or after his or her Normal Retirement Age.

“Officer” shall mean a person who is an “officer” of the Company or any Subsidiary within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

“Option” shall mean either an ISO or Nonqualified Option, as the context requires, granted pursuant to either Section 4(c) or Section 6 of this Plan.

“Optionee” shall mean a Participant who holds an Option.

“Outside Director” shall mean a Director of the Company who either (a) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (b) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

“Participants” shall mean those individuals described in Section 1 of this Plan selected by the Committee who are eligible under Section 4 of this Plan for grants of Awards.

“Performance Awards” shall mean a Restricted Stock Award granted to a Participant who is an Employee that becomes vested and earned solely on account of the attainment of a specified performance target in relation to one or more Performance Goals.

“Performance Goals” shall mean, with respect to any Performance Award, the business criteria (and related factors) selected by the Committee to measure the level of performance of the Company during the Performance Period, in each case, prepared on the same basis as the financial statements published for financial reporting purposes, except as adjusted pursuant to Section 7(h)(iv). The Committee may select as the Performance Goal for a Performance Period any one or combination of the following Company measures, as interpreted and defined by the Committee, which measures (to the extent applicable) will be determined in accordance with GAAP:

(a)	Net income as a percentage of revenue;

(b)	Earnings per Share;

(c)	Return on net assets employed before interest and taxes (RONAEBIT);

(d)	Operating margin as a percentage of revenue;

(e)	Safety performance relative to industry standards and the Company annual target;

(f)	Strategic team goals;

(g)	Net operating profit after taxes;

(h)	Net operating profit after taxes per Share;

(i)	Return on invested capital;

(j)	Return on assets or net assets;

(k)	Total stockholder return;

(l)	Relative total stockholder return (as compared with a peer group of the Company);

(m)	Earnings before income taxes;

(n)	Net income;

(o)	Free cash flow;

(p)	Free cash flow per Share;

(q)	Revenue (or any component thereof);

(r)	Revenue growth; or

(s)	Any other performance objective approved by the stockholders of the Company in accordance with Section 162(m) of the Code.

As of the Effective Date, the Committee has determined to determine the vesting and earning of Performance Awards on the attainment of a specific performance target in relation to one or more of the six Performance Goals listed above in paragraphs (a)-(f).

“Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or, except in the case of any grant to a Covered Employee, at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

“Permanent and Total Disability” shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to suffer from Permanent and Total Disability unless such individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may reasonably require. The scope of this definition shall automatically be reduced or expanded to the extent that Section 22(e)(3) of the Code is amended to reduce or expand the scope of the definition of Permanent and Total Disability thereunder.

“Plan” shall mean this ENSCO International Incorporated 2005 Long-Term Incentive Plan, as amended from time to time.

“Plan Maximum” shall have that meaning set forth in Section 5(a) of this Plan.

“Plan Schedule” shall mean shall mean a schedule that constitutes a part of this Plan and details certain particulars with respect to this Plan and Performance Awards hereunder for one or more Performance Periods, including the relative Performance Goals, specific performance factors and targets related to these Performance Goals, award criteria, and the targeted amounts of each Performance Award granted to a Participant. Each Plan Schedule shall be adopted by the Committee or shall be prepared by the appropriate officers of the Company based on resolutions, minutes or consents adopted by the Committee. There may be more than one Plan Schedule under this Plan. Each Plan Schedule is incorporated herein by reference and thereby made a part of this Plan, and references herein to this Plan shall include the Plan Schedule.

“Qualifying Shares” shall mean Shares of Stock which either (a) have been owned by the Optionee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, or (b) were obtained by the Optionee in the public market.

“Regulation S-K” shall mean Regulation S-K promulgated under the Securities Act of 1933, as it may be amended from time to time, and any successor to Regulation S-K. Reference in this Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

“Restricted Stock” shall have the meaning set forth in Section 7(a) of this Plan.

“Restricted Stock Award” shall mean a grant of Shares of Restricted Stock, subject to any restricted stock criteria that the Committee, in its discretion, may impose.

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

“Services” shall mean services rendered to the Company or any of its Subsidiaries as a Non-Employee Director or Employee, as the context requires.

“Share” shall mean one share of Stock, as adjusted in accordance with Section 9 of this Plan (if applicable).

“Stock” shall mean the common stock of the Company, par value $.10 per share.

“Stock Option Agreement” shall mean the agreement executed between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the granting of an Option, including any amendments thereto.

“Subsidiary” shall mean any corporation as to which more than fifty percent (50%) of the outstanding voting stock or shares shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

“Ten-Percent Stockholder” shall mean a person that owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries, taking into account the attribution rules set forth in Section 424 of the Code. For purposes of this definition of “Ten-Percent Stockholder,” the term “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant of an Option to an Optionee. “Outstanding stock” shall not include reacquired shares or shares authorized for issuance under outstanding Options held by the Optionee or by any other person.

SECTION 3

ADMINISTRATION

(a) General Administration. This Plan shall be administered by the Committee.

(b) Authority of Committee. The Committee shall administer this Plan so as to comply at all times with the Exchange Act and, subject to the Code, shall otherwise have sole and absolute and final authority to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business, including, without limitation, the authority to take the following actions:

(i)	To interpret and administer this Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to this Plan;

(iii)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(iv)	Unless otherwise specified by the terms of this Plan, to determine when Awards are to be granted under this Plan;

(v)	Unless otherwise specified by the terms of this Plan, to select the Non-Employee Directors, Employees and Participants to whom Awards may be awarded from time to time;

(vi)	Unless otherwise specified by the terms of this Plan, to determine the type or types of Award to be granted to each Participant hereunder;

(vii)	Unless otherwise specified by the terms of this Plan, to determine the number of Shares to be made subject to each Award;

(viii)	To determine the Fair Market Value of the Shares and the exercise price per share of Awards to be granted;

(ix)	Unless otherwise specified by the terms of this Plan, to prescribe the terms, conditions and restrictions, not inconsistent with the provisions of this Plan, of any Award granted hereunder and, with the consent of the Participants, modify or amend each Award;

(x)	To determine whether, to what extent, and under what circumstances Awards may be reduced, canceled or suspended;

(xi)	To amend or modify any outstanding Awards, in its discretion, in accordance with Section 7(h)(iv);

(xii)	To establish procedures for an Optionee (A) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of Shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Exercise Price, and (B) to exercise a portion of an Option by delivering that number of Qualifying Shares having a Fair Market Value which shall equal the Exercise Price;

(xiii)	To establish procedures whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Option, or surrendered by a Participant in connection with the exercise of an Option or the vesting of any Restricted Stock Award, to meet the obligation of withholding for federal, state, local and other taxes, if any, incurred by the Participant upon such exercise or vesting;

(xiv)	To establish and interpret Performance Goals and the specific performance factors and targets in relation to the Performance Goals in connection with any grant of Performance Awards or Restricted Stock Awards; provided that in any case, the Performance Goals may be based on either a single period or cumulative results, aggregate or per-share data or results computed independently or with respect to a peer group;

(xv)	Evaluate the level of performance over a Performance Period and certify the level of performance attained with respect to Performance Goals and specific performance factors and targets related to Performance Goals;

(xvi)	Waive or amend any terms, conditions, restriction or limitation on an Award, except that (A) the prohibition on the repricing of Options, as described in Section 6(h), may not be waived, and (B) the terms and conditions of Awards to a Non-Employee Director or an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act cannot be modified, amended or waived other than on account of death, disability, retirement, a change in control, or a termination of employment in connection with a business transfer;

(xvii)	Make any adjustments to this Plan (including but not limited to adjustment of the number of Shares available under this Plan or any Award) and any Award granted under this Plan, as may be appropriate pursuant to Section 9;

(xviii)	Appoint such agents as it shall deem appropriate for proper administration of this Plan; and

(xix)	To take any other actions deemed necessary or advisable for the administration of this Plan.

The Committee may, in its sole and absolute discretion, and subject to the provisions of this Plan, from time to time delegate any or all of its authority to administer this Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of this Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code or Awards held by Employees who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All interpretations and determinations of the Committee made with respect to the granting of Awards shall be final, conclusive and binding on all interested parties. The Committee may make grants of Awards on an individual or group basis.

(c) Employment of Advisors. The Committee may employ attorneys, consultants, accountants, and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

(d) Limitation of Liability/Rights of Indemnification. No member of the Committee or any person acting as a delegate of the Committee with respect to this Plan shall be liable for any action that is taken or is omitted to be taken or for any losses resulting from any action, interpretation, construction or omission made in good faith with respect to this Plan or any Award granted under this Plan. In addition to such other rights of indemnification as they may have as directors, members of the Committee shall be indemnified by the Company against any reasonable expenses, including attorneys’ fees actually and necessarily incurred, which they or any of them may incur by reason of any action taken or failure to act under or in connection with this Plan or any Option or other Award granted thereunder, and against all amounts paid by them in settlement of any claim related thereto (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such director or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a director or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle the defense of the same.

(e) Holding Period. The Committee may in its sole discretion require as a condition to the granting of any Award, that a Participant hold the Award for a period of six (6) months following the date of such acquisition. This condition shall be satisfied with respect to a derivative security (as defined in Rule 16a-1(c) under the Exchange Act) if at least six (6) months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

SECTION 4

ELIGIBILITY

(a) General Rule. Subject to the limitations set forth in Subsection (b) below or elsewhere in this Plan, Non-Employee Directors and Employees shall be eligible to participate in this Plan. A Participant may be granted more than one Award under this Plan, and Awards may be granted at any time or times during the term of this Plan. The grant of an Award to an Employee or Non-Employee Director shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under this Plan.

(b) Non-Employee Ineligible for ISOs. In no event shall an ISO be granted to any individual who is not an Employee on the Date of Grant.

(c) Automatic Grants of Nonqualified Options to Non-Employee Directors. Grants of Nonqualified Options to Non-Employee Directors under this Plan shall be as described in this Section 4(c).

(i)	Each Non-Employee Director of the Company elected after the Effective Date at the annual stockholders meeting who has not previously served as a Director of the Company shall be granted a Nonqualified Option, effective as of the Date of Grant, to purchase 15,000 Shares.

(ii)	Each Non-Employee Director of the Company appointed after the 2005 Annual Meeting to fill a vacancy in the Board who has not previously served as a Director of the Company shall be granted a Nonqualified Option, effective as of the Date of Grant, to purchase 15,000 Shares.

(iii)	Each other Non-Employee Director of the Company elected at, or continuing to serve following, each annual stockholders meeting, commencing with the 2005 Annual Meeting, shall be granted a Nonqualified Option, effective as of the Date of Grant, to purchase 6,000 Shares.

The Board may determine, from time to time, to provide for a different number of Shares to be subject to the automatic grants of Nonqualified Options to Non-Employee Directors, to grant Restricted Stock Awards to Non-Employee Directors, and to make discretionary grants of Nonqualified Options to Non-Employee Directors.

SECTION 5

SHARES SUBJECT TO PLAN

(a) Basic Limitation. Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reaquired by the Company. Subject to adjustment pursuant to Section 9 of this Plan, the aggregate number of Shares that are available for issuance under this Plan shall not exceed ten million (10,000,000) Shares (the “Plan Maximum”). Options on no more than seven and one-half million (7,500,000) Shares and Restricted Stock Awards on no more than two and one-half million (2,500,000) Shares, all of which can be issued as Performance Awards and, in each case, subject to adjustment pursuant to Section 9 of this Plan, may be issued under this Plan. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan. Shares shall be deemed to have been issued under this Plan only to the extent actually issued and delivered pursuant to an Award. Nothing in this Section 5(a) shall impair the right of the Company to reduce the number of outstanding Shares pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding Shares shall (i) impair the validity of any outstanding Award, whether or not that Award is fully vested or exercisable, or (ii) impair the status of any Shares previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The Shares to be delivered under this Plan shall be made available from (i) authorized but unissued Shares, (b) Shares held in the treasury of the Company, or (c) previously issued Shares reacquired by the Company, including Shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.

(b) Additional Shares. In the event any Shares that have been subject to issuance upon exercise of an Option cease to be subject to such Option, or if any Shares that are subject to a Restricted Stock Award or Performance Award are forfeited or any such Award terminates, such Shares to the extent of such forfeiture or termination, shall again be available for distribution in connection with the same type of future Awards under this Plan and the re-issuance of such Shares shall not be counted for purposes of computing the number of Shares that may be granted in connection with the same type of Award under this Plan.

SECTION 6

TERMS AND CONDITIONS OF OPTIONS

(a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a Stock Option Agreement in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which Award shall comply with and be subject to the terms and conditions of this Plan. If an ISO and a Nonqualified Option are granted to the same Optionee at the same time, the form of each Option will be clearly identified, and they will be deemed to have been granted in separate grants. In no event will the exercise of one Option affect the right to exercise the other Option.

(b) Date of Grant. The Date of Grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee or the terms of this Plan. The Stock Option Agreement representing the Option shall be delivered to the Participant within a reasonable time after the granting of the Option.

(c) Term of Option. The term of each Option shall be such term as may be determined by the Committee, but (except in the limited circumstance specified in Section 13(e)) such term shall not exceed seven (7) years (or five (5) years in the case of an ISO granted to a Participant who is a Ten-Percent Stockholder on the Date of Grant).

(d) Vesting of Options. Unless otherwise provided in the applicable Stock Option Agreement or this Section 6(d), each Option granted pursuant to this Plan shall vest at the rate of 25% per year, on each anniversary of the Date of Grant, until such Option is fully vested. Each Nonqualified Option that is automatically granted pursuant to Section 4(c) shall be fully vested and exercisable on the Date of Grant.

(e) Termination of an Option. All Options shall terminate upon their expiration, their surrender, upon breach by the Optionee of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.

(f) Exercise Price and Method of Payment.

(i) Exercise Price. The Exercise Price shall be such price as is determined by the Committee in its sole discretion and set forth in the Stock Option Agreement; provided, however, that (A) the Exercise Price shall not be less than 100% of the Fair Market Value of the Shares subject to such Option on the Date of Grant (or 110% in the case of an ISO granted to a Participant who is a Ten-Percent Stockholder on the Date of Grant), and (B) the Exercise Price for any Nonqualified Option automatically granted pursuant to Section 4(c) shall be equal to 100% of the Fair Market Value of the Shares subject to such Nonqualified Option on the Date of Grant.

(ii) Payment for Shares. Payment for the Shares upon exercise of an Option shall be made in cash, by check acceptable to the Company or its designee, or if authorized by the Committee and stated in the Stock Option Agreement (at the Date of Grant with respect to any Option granted as an ISO), by delivery of other Qualifying Shares having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Shares as to which said Option is being exercised, or by any combination of such methods of payment or by any other method of payment as may be permitted under applicable law and this Plan authorized under Section 3(b) of this Plan and stated in the Stock Option Agreement (at the Date of Grant with respect to any Option granted as an ISO).

(g) Exercise of Option.

(i) Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be determined by the Committee, including without limitation Performance Goals, and in accordance with the terms of this Plan.

(ii) An Option may not be exercised for a fraction of a Share.

(iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the Optionee and full payment for the Shares with respect to which the Option is exercised has been received by the Company or its designee. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable under Section 6(f)(ii) of this Plan. Upon receipt of notice of exercise and full payment for the Shares, the Shares shall be deemed to have been issued and the Optionee shall be entitled to receive such Shares and shall be a stockholder with respect to such Shares, and the Shares shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 9 of this Plan.

(iv) Each exercise of an Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under such Option.

(h) Restriction on Repricing. The Exercise Price of outstanding Options may not be altered or amended, except with respect to adjustments for changes in capitalization as provided in Section 9(a). Within the limitations of this Plan, the Committee may otherwise modify outstanding Options; provided that no modification of an Option shall, without the consent of the Optionee, alter or impair the Optionee’s rights or obligations under such Option.

(i) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase and other transfer restrictions as the Committee may determine in its sole discretion. Such restrictions shall be set forth in the applicable Stock Option Agreement.

(j) Special Limitation on ISOs. To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year under this Plan, and under all other plans maintained by the Company, exceeds $100,000, such Options shall be treated as Options that are not ISOs.

(k) Leaves of Absence. Leaves of Absence approved by the Company which conform to the policies of the Company shall not be considered termination of employment if the employer-employee relationship as defined under the Code or the regulations promulgated thereunder otherwise exists.

(l) Limitation on Grants of Options to Covered Employees. The total number of Shares for which Options may be granted and which may be awarded as Restricted Stock to any Covered Employee during any one (1) year period shall not exceed fifteen percent (15%) of this Plan Maximum in the aggregate. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under this Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Shares subject to Options or other Awards that are canceled or repriced.

(m) Disqualifying Disposition. The Stock Option Agreement evidencing any ISO granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code, of any Share or Shares issued to him or her pursuant to the exercise of the ISO within the two-(2) year period commencing on the day after the Date of Grant of such Option or within the one-(1) year period commencing on the day after the date of transfer of the Share or Shares to him or her pursuant to the exercise of such Option, he or she shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

(n) Acquisitions and Other Transactions. Notwithstanding the provisions of Section 9(c), in the case of an Option issued or assumed pursuant to Section 9(c), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under this Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of this

Plan to such grant. The Committee also may grant Options under this Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or a Subsidiary acquiring another entity, an interest in another entity or an additional interest in a Subsidiary whether by merger, stock purchase, asset purchase or other form of transaction.

SECTION 7

RESTRICTED STOCK AWARDS

(a) Authority to Grant Restricted Stock Awards. The Committee is hereby authorized to grant awards of Restricted Stock to Participants. The Committee may determine to grant awards of Restricted Stock as Performance Awards subject to the requirements of Section 7(h).

(i) Shares of Restricted Stock shall be subject to such terms, conditions and restrictions as the Committee may approve in the form of Award agreement or otherwise impose (including, without limitation, any limitations on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(ii) The terms, conditions and restrictions of the Restricted Stock Award shall be determined from time to time by the Committee without limitation, except as otherwise provided in this Plan; provided, however, that each grant of a Restricted Stock Award shall require the Participant to remain a Non-Employee Director or Employee of the Company or any of its Subsidiaries for at least six months from the Date of Grant.

(iii) Restricted Stock Awards are stock bonus awards that may be granted either alone or in addition to other Awards granted under this Plan. The Committee shall determine the nature, length, price and starting and ending dates of any restriction period (the “Restriction Period”) for each Restricted Stock Award, and shall determine the time and/or Performance Goals to be used in the determination of a Restricted Stock Award, the target and maximum amount payable, and the extent to which such Restricted Stock Awards have been earned. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. A Restricted Stock Award performance factor, if any, shall be based upon the achievement of performance goals by the Company, Subsidiary, or upon such individual performance factors or upon such other criteria as the Committee may deem appropriate. Restriction Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Restriction Periods and different time and/or performance factors and criteria. Restricted Stock Awards shall be confirmed by, and be subject to the terms of, an Award Agreement. The terms of such Awards need not be the same with respect to each Participant.

(iv) At the beginning of each Restriction Period, the Committee shall determine for each Restricted Stock Award subject to such Restriction Period, the number of shares to be awarded to the Participant at the end of the Restriction Period if and to the extent that the relevant measures of time and/or performance for such Restricted Stock Award are met. Such number of shares of Common Stock may be fixed or may vary in accordance with such time and/or performance or other criteria as may be determined by the Committee.

(v) Absent other terms, conditions and restrictions of the Restricted Stock Awards being adopted by the Committee, it is contemplated that annual grants of Restricted Stock Awards shall vest at the rate of twenty percent (20%) per year on anniversary dates of the Date of Grant, and shall be fully vested at the end of five (5) years from the Date of Grant, and that Restricted Stock Awards granted to newly hired Employees shall vest at the rate of ten percent (10%) per year on anniversary dates of the Date of Grant, and shall be fully vested at the end of ten (10) years from the Date of Grant. The Committee may, however, determine to grant Restricted Stock Awards with different rates of vesting than the rates specified in the preceding sentence. The Committee may legend the certificates representing the Restricted Stock Awards to give appropriate notice of the applicable terms, conditions and restrictions thereof, as well as any applicable restrictions under applicable Federal or state securities laws, and may deposit such certificates with the Secretary of the Company pending vesting of the Restricted Stock Awards.

(b) Nature of Grant. Restricted Stock Awards shall be granted to Participants at no additional cost to Participants; provided, however, that the value of the Services performed must, in the opinion of the Committee, equal or exceed the par value of the Restricted Stock Awards to be granted to the Participant.

(c) Form of Restricted Stock Award. Each Restricted Stock Award granted under this Plan shall be evidenced by an Award Agreement in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which grant shall comply with and be subject to the terms and conditions of this Plan.

(d) Date of Grant. The Date of Grant of a Restricted Stock Award shall be the date on which the Committee makes the determination to grant such Restricted Stock Award unless otherwise specified by the Committee. The Award Agreement representing the Restricted Stock Award will be delivered to the Participant with a copy of this Plan within a reasonable time after the granting of the Restricted Stock Award.

(e) Term of Restricted Stock Award. The term of each Restricted Stock Award shall be such term as may be determined by the Committee, but such term shall not exceed ten (10) years.

(f) Vesting. On the date or dates the Restriction Period terminates, the applicable number of shares of Restricted Stock shall vest in the Participant and the Company shall deliver a certificate for the number of Shares that are no longer subject to such restrictions.

(g) Notice of Election Under 83(b). Each Participant making an election under Section 83(b) of the Code, and the Treasury regulations and rulings promulgated thereunder, will provide a copy thereof to the Company within thirty (30) days of the filing of such election with the Internal Revenue Service.

(h) Performance Awards. In the case of any Restricted Stock Awards to any person who is or may become a Covered Employee during the Performance Period or before payment of the Award, the Committee may grant Restricted Stock Awards as Performance Awards that are intended to comply with the requirements of Section 162(m) of the Code, as determined by the Committee, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Agreement, subject to the provisions below:

(i) Performance Period. Performance Awards will be awarded in connection with a Performance Period, as determined by the Committee in its discretion; provided, however, that a Performance Period may be no shorter than twelve (12) months.

(ii) Eligible Participants. Prior to the commencement of a Performance Period, the Committee will determine the Employees who will be eligible to receive a Performance Award with respect to that Performance Period; provided that the Committee may determine the eligibility of any Employee, other than a Covered Employee, after the commencement of the Performance Period. The Committee shall provide an Award Agreement to each Participant who receives a grant of a Performance Award under this Plan as soon as administratively feasible after such Participant receives such Award. An Award Agreement for a Performance Award shall specify the applicable Performance Period, and the Performance Goals, specific performance factors and targets related to the Performance Goals, award criteria, and the targeted amount of his or her Performance Award, as well as any other applicable terms of the Performance Award for which he or she is eligible.

(iii) Performance Goals; Specific Performance Targets; Award Criteria.

(A) Prior to the commencement of each Performance Period, the Committee shall fix and establish in writing (1) the Performance Goals that will apply to that Performance Period; (2) with respect to Performance Goals, the specific performance factors and targets related to each Participant and, if achieved, the targeted amount of his or her Performance Award; and (3) subject to Subsection (h)(iv) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee shall also set forth the minimum level of performance, based on objective factors and criteria, that must be attained during the

Performance Period before any Performance Goal is deemed to be attained and any Performance Award will be earned and become payable, and the percentage of the Performance Award that will become earned and payable upon attainment of various levels of performance that equal or exceed the minimum required level. The Committee shall prepare and adopt the Plan Schedule for a particular Performance Period prior to the commencement of that Performance Period.

(B) The Committee may, in its discretion, select Performance Goals and specific performance factors and targets that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Goals and specific performance targets that are absolute or relative to the performance of one or more peer companies or an index of peer companies. Performance Awards awarded to Participants who are not Covered Employees will be based on the Performance Goals and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Goals and formulas may be the same as or different than the Performance Goals and formulas that apply to Covered Employees.

(iv) Adjustments.

(A) In order to assure the incentive features of this Plan and to avoid distortion in the operation of this Plan, the Committee may make adjustments in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it for any Performance Period under this Subsection (h) whether before or after the end of the Performance Period to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, to compensate for or reflect any extraordinary changes which may have occurred during the Performance Period which significantly affect factors that formed part of the basis upon which such Performance Goals, specific performance targets related to those Performance Goals and award criteria were determined. Such changes may include, without limitation, changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles. The Committee also reserves the right to adjust Performance Awards to insulate them from the effects of unanticipated, extraordinary, major business developments, e.g., unusual events such as a special asset writedown, sale of a division, etc. The determination of financial performance achieved for any Performance Period may, but need not be, adjusted by the Committee to reflect such extraordinary, major business developments. Any such determination shall not be affected by subsequent adjustments or restatements.

(B) In the event of any change in outstanding shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it under this Subsection (h) for any Performance Period not then completed; any and all such adjustments to be conclusive and binding upon all parties concerned.

(C) Notwithstanding the foregoing provisions of this Subsection (h)(iv), with respect to Performance Awards to Covered Employees, the Committee shall not have any discretion granted by this Subsection (h)(iv), to the extent reserving or exercising such discretion would cause any such Performance Award not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(v) Payment; Certification. No Performance Award will vest or be deemed earned and payable with respect to any Covered Employee or other Employee subject to the reporting requirements of Section 16(a) of the Exchange Act until the Committee certifies in writing the level of performance attained for the Performance Period in relation to the applicable Performance Goals. For purposes of this Subsection (h)(v), approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification. In applying Performance Goals, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 9 and the cumulative effect of changes in the law, regulations or accounting rules), and may determine no later than ninety (90) days after the commencement of any applicable Performance Period to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(vi) Limitation on Grants of Restricted Stock to Covered Employees. The total number of Shares for which Restricted Stock may be awarded and which may be granted as Options to any Covered Employee during any one (1) year period shall not exceed fifteen percent (15%) of the Plan Maximum in the aggregate. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under this Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Shares of Stock subject to Restricted Stock or other Awards that are canceled or repriced.

(vii) Section 162(m) of the Code. It is the intent of the Company and the Committee that Performance Awards be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 7(h) be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations, and that this Plan be operated so that the Company may take a full tax deduction for Performance Awards. If any provision of this Plan or any Performance Award would otherwise frustrate or conflict with this intent, that provision shall be interpreted and deemed amended so as to avoid this conflict and such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of Section 162(m) of the Code without invalidating the remaining provisions hereof. With respect to Section 162(m) of the Code, if this Plan does not contain any provision required to be included herein under Section 162(m) of the Code, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

SECTION 8

ISSUANCE OF SHARES; TAX WITHHOLDING

(a) Issuance of Shares. As a condition to the transfer of any Shares issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended, or any other applicable securities laws, rules or regulations, or that such transfer has been registered under Federal and all applicable state securities laws. The Company may refrain from delivering or transferring Shares issued under this Plan until the Committee has determined that the Participant has tendered to the Company any and all applicable Federal, state or local taxes owed by the Participant as the result of the receipt of an Award, the vesting of an Award, the exercise of an Option or the disposition of any Shares issued under this Plan, in the event that the Company reasonably determines that it might have a legal liability to satisfy such tax. The Company shall not be liable to any person or entity for damages due to any delay in the delivery or issuance of any stock certificate evidencing any Shares for any reason whatsoever.

(b) Tax Withholding. Each Participant shall, no later than the date as of which the value of any Award or any Shares or other amounts received thereunder first becomes includable in the gross income of such Participant for Federal income tax purposes, pay to the Company or its designee, or make arrangements satisfactory to the Committee regarding payment of, any and all Federal, state, or local taxes of any kind required to be withheld with respect to such income. The Company or its designee and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company or its designee to withhold from Shares to be issued pursuant to any Award, a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company or its designee Qualifying Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 9

CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

(a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award (as well as the Exercise Price covered by any outstanding Option), the aggregate number of Shares that have been authorized for issuance under this Plan and the aggregate number of Shares that may be issued in connection with grants of Restricted Stock Awards under this Plan shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution, Liquidation, Sale of Assets or Merger. In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Award granted under this Plan shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days’ written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to acquire Shares under Awards or to exercise his or her Options as to all or any part of the Shares covered thereby, including Shares as to which such Awards would not otherwise be vested by reason of an insufficient lapse of time.

In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then

(i) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding Awards for securities of another corporation, then the Committee shall take such action, and the Awards shall terminate, as provided above; or

(ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the Shares under outstanding Awards or unexercised Options for securities of another corporation, then the Committee shall adjust the Shares under such outstanding unexercised Options (and shall adjust the shares which are then available to be optioned, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such Awards and such Options.

The term “Reorganization” as used in this Section 9(b) shall mean any statutory merger, statutory consolidations, sale of all of the assets of the Company, or sale, pursuant to any agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

Except as provided above in this Section 9(b) and except as otherwise provided by the Committee in its sole discretion, any Awards shall terminate immediately prior to the consummation of such proposed action.

(c) Effect of Termination of Employment for Certain Reasons Following a Change in Control. If the employment of a Participant is terminated without Cause (as defined in Section 10(d)) or if the Participant resigns from his or her employment for “good reason” within the two-year period following a Change in Control of the Company, (i) each of the Participant’s Options that are not otherwise fully vested and exercisable shall become fully vested and exercisable, notwithstanding Section 6(d), and the Participant shall have the right to exercise those

Options as provided in Section 13(a)(i), or for such other period of time as may be determined by the Committee, and (ii) all Shares of Restricted Stock held by such Participant that are still subject to restrictions shall have the remaining restrictions automatically waived and the Participant shall be fully vested in those Shares.

For purposes of this Section 9(c), a Participant may regard his or her employment as being constructively terminated and may, therefore, resign within 30 days of his or her discovery of the occurrence of one or more of the following events, any of which will constitute “good reason” for such resignation if they occur within the two-year period following a Change in Control of the Company:

(i) without the Participant’s express written consent, the assignment of the Participant to any position which is not at least equivalent to the Participant’s duties, responsibilities and status within the Company and its Subsidiaries immediately prior to the Change in Control;

(ii) a reduction of the Participant’s base salary or of any bonus compensation formula applicable to him or her immediately prior to the Change in Control;

(iii) a failure to maintain any of the employee benefits to which Participant is entitled at a level substantially equal to or greater than the value to him or her and his or her dependents of those employee benefits in effect immediately prior to the Change in Control through the continuation of the same or substantially similar plans, programs, policies; or the taking of any action that would materially effect the Participant’s participation in or reduce the Participant’s benefits under any such plans, programs or policies, or deprive the Participant or his or her dependents of any material fringe benefits enjoyed by the Participant immediately prior to the Change in Control;

(iv) the failure to permit the Participant to take substantially the same number of paid vacation days and leave to which the Participant is entitled immediately prior to the Change in Control; or

(v) requiring the Participant to be based anywhere other than within a 50 mile radius of the present office of the Company in Dallas, Texas, except for required travel on business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control.

In the event of the occurrence of any of the above listed events and in the event the Participant wishes to resign from his or her employment on the basis of occurrence of such event, the Participant shall give notice of his or her proposed resignation, and the successor corporation shall have a period of 30 days following its receipt of such notice to remedy the breach or occurrence giving rise to such proposed resignation. In the event the successor corporation fails to so remedy said breach or occurrence by expiration of said 30-day period, the Participant shall be deemed to have resigned from his or her employment for good reason pursuant to this Section 9(c) and shall be treated as if his or her employment has been terminated without Cause and he or she shall be entitled to the treatment of his or her Awards and Options described in this Section 9(c).

(d) Acquisitions and Other Transactions. The Committee may, from time to time, approve the assumption of outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under this Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant.

SECTION 10

RETURN OF PROCEEDS

(a) Requirements. The Committee, in its discretion, may include as a term of any Participant’s Stock Option Agreement or any Award Agreement, provisions requiring that:

(i) if the Participant who is an Employee engages in an activity that competes with the business of the Company or any of its Subsidiaries within one (1) year after (A) such Participant voluntarily resigned or retired from his or her position as an Employee or Non-Employee Director, or (B) his or her status as an Employee or Non-Employee Director was terminated by the Company for cause (as defined in Section 10(d) below) (either event constituting a “Termination”); and

(ii) if the Participant had exercised Options, or if shares subject to Restricted Stock Awards held by the Participant had vested within one (1) year of the date of Termination:

then the Participant shall be required to remit to the Company, within five (5) business days of receipt of written demand therefor, the amounts set forth in Section 10(b) or Section 10(c), as appropriate.

(b) Proceeds of Stock Options. If the Participant exercised Options within one (1) year of the date of Termination, and if the Committee, in its sole discretion, has so provided in the Participant’s Stock Option Agreement or Stock Option Agreements evidencing such Options, the Participant shall remit to the Company or its designee an amount in good funds equal to the excess of (i) the Fair Market Value per share of Common Stock on the date of exercise of such Option(s) multiplied by the number of shares with respect to which the Options were exercised over (ii) the aggregate option Exercise Price for such shares of Common Stock.

(c) Vested Shares of Restricted Stock Awards and the Proceeds Therefrom. If Restricted Stock Award grants held by the Participant vested within one (1) year of the date of Termination, and if the Committee, in its sole discretion, has so provided in the Award Agreements evidencing such Awards, the Participant shall remit to the Company or its designee an amount in good funds equal to the Fair Market Value of such shares computed as of the date of vesting of such shares.

(d) Definition of Cause. For purposes of this Section 10, Section 9(c) and Section 13, “cause” is defined as and limited to (i) gross misconduct or gross neglect by the Participant in the discharge of his or her duties as an Employee or Non-Employee Director, (ii) the breach by the Participant of any policy or written agreement with the Company or any of its Subsidiaries, including, without limitation, any employment or non-disclosure agreement, (iii) proven dishonesty in the performance of the Participant’s duties, (iv) the Participant’s conviction or a plea of guilty or nolo contendere to a felony or crime of moral turpitude, or (v) the Participant’s alcohol or drug abuse; provided, however, the Participant shall not be deemed to have been dismissed for cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the Board or the Committee at a meeting duly called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board or Committee), finding that in the good-faith, reasonable opinion of the Board or Committee, the Participant was guilty of the conduct set forth in this sentence and specifying the particulars in detail.

SECTION 11

NO EMPLOYMENT RIGHTS

No provisions of this Plan under any Award Agreement shall be construed to give any Participant any right to remain an Employee of, or provide Services to, the Company or any of its Subsidiaries or to affect the right of the Company to terminate any Employee’s service at any time, with or without cause.

SECTION 12

TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION

(a) Term of Plan. This Plan shall continue in effect for a term of ten (10) years ending December 31, 2014 unless sooner terminated under this Section 12.

(b) Amendment and Termination. The Committee in its sole discretion may terminate this Plan at any time and may amend this Plan at any time in such respects as the Committee may deem advisable; provided, that (i) any change in the aggregate number of Shares that may be issued under this Plan, other than in connection with an adjustment under Section 9 of this Plan, or change in the Employees eligible to receive Awards under this Plan, and (ii) any other amendment that is or would be a “material revision” to this Plan under the then-applicable rules or requirements of the New York Stock Exchange, shall require the approval of the stockholders of the Company in the manner provided by the Company ‘s bylaws, as amended.

(c) Effect of Termination. In the event this Plan terminates or is terminated, no Shares shall be issued under this Plan, except upon exercise of an Option or vesting of Restricted Stock Award or Performance Award granted prior to such termination. The termination of this Plan, or any amendment thereof, shall not affect any Shares previously issued to a Participant or any Awards previously granted under this Plan.

SECTION 13

GENERAL PROVISIONS

(a) Termination of Status as a Director or Employee. Except as provided in Sections 13(b), 13(c) and 13(d) below:

(i) Effect of Termination on Optionee. A Participant holding an Option who ceases to be a Non-Employee Director or Employee of the Company and its Subsidiaries may, but only until the earlier of (A) the date the Option held by the Participant expires, or (B) ninety (90) days after the date such Participant ceases to be a Non-Employee Director or Employee (or in each case, such shorter period as may be provided in the Stock Option Agreement), exercise the Option to the extent that the Participant was entitled to exercise it on such date, unless the Committee further extends such period in its sole discretion. To the extent that the Participant is not entitled to exercise an Option on the date his or her Services cease, or if the Participant does not exercise it within the time specified herein, such Option shall terminate. The Committee shall have the authority to determine the date a Participant ceases to be a Non-Employee Director or Employee.

(ii) Effect of Termination of Employment on Restricted Stock Award Holders. In the event an Employee ceases to perform Services for the Company and its Subsidiaries for any reason other than those set forth in Sections 9(c), 13(b), 13(c) or 13(d) during the Restriction Period, then any Shares of Restricted Stock held by such Participant that are still subject to restrictions on the date such Participant ceases to be an Employee of the Company and its Subsidiaries shall be forfeited automatically and returned to the Company.

(iii) Effect of Termination of Directorship on Restricted Stock Award Holders. In the event a Non-Employee Director ceases to perform Services for the Company for any reason other than (A) those set forth in Sections 13(c) or 13(d), (B) retirement with the consent of the Board, or (C) involuntarily termination without “cause,” as defined in Section 10(d), during the Restriction Period, then any Shares of Restricted Stock held by such Non-Employee Director that are still subject to restrictions on the date such Non-Employee Director ceases to be a Non-Employee Director shall be forfeited automatically and returned to the Company.

(b) Retirement on or after Normal Retirement Age. In the event a Participant ceases to perform Services for the Company and its Subsidiaries as a result of such Participant’s retirement on or after his or her Normal Retirement Age, (i) each of his or her Options shall become fully vested and exercisable, notwithstanding Section 6(d), and shall remain exercisable for the entire Option term, and (ii) all of the restrictions remaining on all of the remaining Shares of each Restricted Stock Award shall be automatically waived and the Participant shall be fully vested in those Shares.

(c) Permanent and Total Disability. In the event a Participant is unable to continue to perform Services for the Company and its Subsidiaries as a result of such Participant’s Permanent and Total Disability (and, for ISOs, at the time such Permanent and Total Disability begins, the Participant was an Employee and had been an Employee since the Date of Grant), such Participant may exercise an Option in whole or in part to the extent that the Participant was entitled to exercise it on the date his or her Services cease, but only until the earlier of the date (i) the Option held by the Participant expires, or (ii) twelve (12) months from the date of termination of his or her Services due to such Permanent and Total Disability. To the extent the Participant is not entitled to exercise an Option on the date his or her Services cease, or if the Participant does not exercise it within the time specified herein, such Option shall terminate. Unless otherwise provided in the applicable Restricted Stock Award Agreement, if a Participant’s employment is terminated during a Restriction Period because of Permanent and Total Disability, the Committee may provide for an earlier payment in settlement of such Award in such amount and under such terms and conditions as the Committee deems appropriate.

(d) Death of a Participant. In the event a Participant’s death occurs during the term of an Option held by such Participant and, on the date of death, the Participant was a Non-Employee Director or Employee (and, for ISOs, at the time of death, the Participant was an Employee and had been an Employee since the Date of Grant), the Option may be exercised in whole or in part to the extent that the Participant was entitled to exercise it on such date, but only until the earlier of the date (i) the Option held by the Participant expires, or (ii) twelve (12) months from the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. To the extent the Option is not entitled to be exercised on the date of the Participant’s death, or if the Option is not exercised within the time specified herein, such Option shall terminate. Unless otherwise provided in the applicable Restricted Stock Award Agreement, if a Participant’s employment is terminated during a Restriction Period because of death, the Committee may provide for an earlier payment in settlement of such Award in such amount and under such terms and conditions as the Committee deems appropriate.

(e) Effect of Company Blackout Periods. The Company has established the ENSCO Securities Trading Policy and Procedure (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, directors, officers and managers (as defined in the Policy) of the Company are prohibited from trading Company securities during certain “blackout periods” as described in the Policy. In respect to any Participant subject to the Policy, if (i) the date on which an Option term will expire, or (ii) the date on which any Restriction Period will lapse and as a result of which Shares of Restricted Stock will become vested, whether because of the passage of time or the achievement of performance goals and factors, falls within a blackout period imposed by the Policy, the applicable date described in clause (i) or (ii) of this sentence shall automatically be extended by this Section 13(e) to the second United States business day immediately following the last day of the applicable blackout period. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Option expire or any Restriction Period lapse during an imposed blackout period.

(f) Non-Transferability of Awards. No Award granted under this Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and no Award granted under this Plan is assignable by operation of law or subject to execution, attachment or similar process. Any Award granted under this Plan can only vest or be exercised by such Participant during the Participant’s lifetime. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Award contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Award shall be null and void and without force or effect. No transfer of the Award by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Award. The terms of any Award transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Participant.

SECTION 14

GOVERNING LAW

THIS PLAN AND ANY AND ALL AWARD AGREEMENTS EXECUTED IN CONNECTION WITH THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

EXHIBIT C

ENSCO INTERNATIONAL INCORPORATED

2005 CASH INCENTIVE PLAN

SECTION 1

ESTABLISHMENT AND PURPOSE

(a) Purpose. This Plan is established (i) to offer selected Employees, including officers, of the Company or its Subsidiaries an opportunity to participate in the growth and financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) to provide incentives to such Employees by means of performance-related incentives to achieve short-term performance goals, and (iv) to promote the growth and success of the Company’s business by aligning the financial interests of Employees with that of the other stockholders of the Company. Toward these objectives, this Plan provides for the grant of Annual Performance Bonuses and Discretionary Bonuses.

(b) Effective Date; Stockholder Approval. This Plan is effective as of January 1, 2005, subject to the prior approval of the Committee and by a vote at the Company’s 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”) of the owners of at least a majority of the shares of the common stock of the Company, present in person or by proxy and entitled to vote, and shall apply to the Annual Performance Bonuses and Discretionary Bonuses awarded to each Participant in respect of 2005 and thereafter. If this Plan is approved by the stockholders of the Company at the 2005 Annual Meeting, the ENSCO International Incorporated Key Employees’ Incentive Compensation Plan, as revised and restated effective January 1, 2003 (the “KEIP”), shall be frozen and no additional bonuses shall be awarded under the KEIP, but the KEIP shall continue to apply to and govern the determination and payment of bonuses awarded under the KEIP for fiscal years of the Company beginning prior to January 1, 2005. Any Annual Performance Bonus awarded under this Plan to a Covered Employee will be contingent on the approval of this Plan by the Company’s stockholders. If their approval is not obtained, any Annual Performance Bonuses awarded under this Plan to a Covered Employee will be rescinded.

SECTION 2

DEFINITIONS

For purposes of this Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

“Annual Performance Bonus” shall mean an Award of cash granted under Section 5 of this Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Goals.

“Award” shall mean any Annual Performance Bonus or Discretionary Bonus, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish and set forth in the applicable Award Notice in order to fulfill the objectives of this Plan.

“Award Notice” shall mean the document issued, either in writing or an electronic medium, by the Committee to a Participant evidencing the grant of an Award, and setting forth the terms, conditions and limitations applicable to that Award, including any amendments thereto.

“Board” shall mean the board of directors of the Company, as duly elected from time to time.

“Change in Control” shall mean the occurrence of any of the following events: (a) any person or group within the meaning of Securities Exchange Act of 1934, as amended, acquired (together with voting securities of the Company held by such person or group) more than 50% of the outstanding voting securities of the Company

(whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions, or (b) the individuals who, on the Effective Date of this Plan, constituted the Board (the “Incumbent Board”) cease, for any reason, to constitute at least a majority thereof. For purposes of this provision, a person becoming a Director subsequent to the Effective Date of this Plan whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors comprising the Incumbent Board shall for this purpose be considered as though he or she was a member of the Incumbent Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the regulations thereunder.

“Committee” shall mean the Nominating, Governance and Compensation Committee of the Board, or such other Committee as may be appointed by the Board from time to time, which shall be comprised solely of two or more persons who are Disinterested Directors. The Chief Executive Officer of the Company, or such other officers of the Company as may be designated by the Chief Executive Officer of the Company from time to time, may assume any or all of the powers and responsibilities prescribed for the Committee with respect to Awards to Employees who are not Covered Employees or officers of the Company, and to that extent, the term “Committee” as used herein shall also be applicable to the Chief Executive Officer or such other designated officers.

“Covered Employee” shall mean an Employee who would be subject to Section 162(m) of the Code such that on the last day of the taxable year, the Employee is the chief executive officer of the Company (or is acting in such capacity) or is an Employee who is among the four highest compensated officers (other than the chief executive officer) as determined pursuant to the executive compensation disclosure rules under the Exchange Act.

“Company” shall mean ENSCO International Incorporated, a Delaware corporation, or any successor thereto.

“Director” shall mean a member of the Board.

“Discretionary Bonuses” shall mean the amount, if any, awarded to a Participant during a Performance Period by the Committee pursuant to Section 6.

“Disinterested Director” shall mean a member of the Board who is (a) a “non-employee director,” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, (b) an “outside director,” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (c) “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange (or, in each case, any successor provision or term).

“Effective Date” shall mean January 1, 2005.

“Employee” shall include every individual performing Services for the Company or its Subsidiaries if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of “Employee” is qualified in its entirety and is subject to the definition set forth in Section 3401(c) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles.

“Incentive Award” shall mean the total of each Participant’s Annual Performance Bonus Award plus his or her Discretionary Bonus Award, if any, for that Performance Period.

“Normal Retirement Age” shall mean with respect to a Participant the later of (a) his or her 65th birthday, or (b) the date a Participant has credit for a “period of service” under the ENSCO Savings Plan of at least twenty (20) years, considering for purposes of this Plan (i) with respect to any Participant hired before the Effective Date, any other prior service recognized previously by the Company as of his or her date of hire by the Company or any Subsidiary, and (ii) with respect to any Participant hired after the Effective Date, any other prior service recognized by the Committee. The Committee, in its discretion, may consider a Participant whose employment terminates after his or her 62nd birthday but prior to satisfying the requirements specified in the preceding sentence to have retired on or after his or her Normal Retirement Age.

“Participants” shall mean those individuals described in Section 1 of this Plan selected by the Committee who are eligible under Section 4 of this Plan for grants of Awards.

“Performance Goals” shall mean, with respect to any Annual Performance Bonus, the business criteria (and related factors) selected by the Committee to measure the level of performance of the Company during the Performance Period, in each case, prepared on the same basis as the financial statements published for financial reporting purposes, except as adjusted pursuant to Section 5(e). The Committee may select as the Performance Goal for a Performance Period any one or combination of the following Company measures, as interpreted and defined by the Committee, which measures (to the extent applicable) will be determined in accordance with GAAP:

(a) Net income as a percentage of revenue;

(b) Earnings per share;

(c) Return on net assets employed before interest and taxes (RONAEBIT);

(d) Operating margin as a percentage of revenue;

(e) Safety performance relative to industry standards and the Company annual target;

(f) Strategic team goals;

(g) Net operating profit after taxes;

(h) Net operating profit after taxes per share;

(i) Return on invested capital;

(j) Return on assets or net assets;

(k) Total stockholder return;

(l) Relative total stockholder return (as compared with a peer group of the Company);

(m) Earnings before income taxes;

(n) Net income;

(o) Free cash flow;

(p) Free cash flow per share;

(q) Revenue (or any component thereof);

(r) Revenue growth; or

(s) Any other performance objective approved by the stockholders of the Company in accordance with Section 162(m) of the Code.

As of the Effective Date, the Committee has determined to determine the earning of Annual Performance Bonuses on the attainment of a specific performance target in relation to one or more of the six Performance Goals listed above in paragraphs (a)-(f).

“Performance Period” shall mean that period established by the Committee at the time any Annual Performance Bonus is awarded or, except in the case of any award to a Covered Employee, at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured. It is intended that the Performance Period will coincide with the fiscal year of the Company.

“Permanent and Total Disability” shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to suffer from Permanent and Total Disability unless such individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may reasonably require. The scope of this definition shall automatically be reduced or expanded to the extent the comparable definition in the ENSCO International Incorporated 2005 Long-Term Incentive Plan is reduced or expanded from time to time.

“Plan” shall mean this ENSCO International Incorporated 2005 Cash Incentive Plan, as amended from time to time.

“Plan Schedule” shall mean a schedule that constitutes a part of this Plan and details certain particulars with respect to this Plan and Annual Performance Bonus Awards hereunder for one or more Performance Periods, including the relative Performance Goals, specific performance factors and targets related to these Performance Goals, award criteria, and the targeted amounts of each Annual Performance Bonus Award granted to a Participant. Each Plan Schedule that is applicable to Covered Employees and officers of the Company (as defined in Section 4(b)) shall be adopted by the Committee or shall be prepared by the appropriate officers of the Company based on resolutions, minutes or consents adopted by the Committee. Each Plan Schedule that is applicable to Employees who are not Covered Employees or officers of the Company shall be adopted in consultation with the Committee by the Chief Executive Officer of the Company or such other officers of the Company as may be designated by the Chief Executive Officer of the Company from time to time. There may be more than one Plan Schedule under this Plan. Each Plan Schedule is incorporated herein by reference and thereby made a part of this Plan, and references herein to this Plan shall include the Plan Schedule.

“Services” shall mean services rendered to the Company or any of its Subsidiaries as an Employee.

“Subsidiary” shall mean any corporation as to which more than fifty percent (50%) of the outstanding voting stock or shares shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

SECTION 3

ADMINISTRATION

(a) General Administration. This Plan shall be administered by the Committee.

(b) Authority of Committee. The Committee shall administer this Plan so as to comply at all times with the Exchange Act and, subject to the Code, shall otherwise have sole and absolute and final authority to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business, including, without limitation, the authority to take the following actions:

(i) To interpret and administer this Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(iv) To determine when Awards are to be granted under this Plan;

(v) To select the Employees and Participants to whom Awards may be awarded from time to time;

(vi) To determine the type or types of Award to be granted to each Participant hereunder;

(vii) To determine the potential cash bonus to be made subject to each Award;

(viii) To prescribe the terms, conditions and restrictions, not inconsistent with the provisions of this Plan, of any Award granted hereunder;

(ix) To determine whether, to what extent, and under what circumstances Awards may be settled in cash, reduced, varied, canceled or suspended;

(x) To determine whether, to what extent and under what circumstances payment of cash and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant;

(xi) To amend or modify any outstanding Awards, in its discretion, in accordance with Section 5(e);

(xii) To establish and interpret Performance Goals and the specific performance factors and targets in relation to the Performance Goals in connection with any Award of an Annual Performance Bonus; provided that in any case, the Performance Goals may be based on either a single period or cumulative results, aggregate or per-share data or results computed independently or with respect to a peer group;

(xiii) Evaluate the level of performance over a Performance Period and certify the level of performance attained with respect to Performance Goals and specific performance factors and targets related to Performance Goals;

(xiv) Waive or amend any terms, conditions, restriction or limitation on an Award, except that (A) this Subsection 3(b)(xiv) shall not apply to an Annual Performance Bonus Award held by a Covered Employee, and (B) the terms and conditions of Awards to an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act cannot be modified, amended, or waived other than on account of death, disability, retirement, a change in control, or a termination of employment in connection with a business transfer;

(xv) Appoint such agents as it shall deem appropriate for proper administration of this Plan; and

(xvi) To take any other actions deemed necessary or advisable for the administration of this Plan.

The Committee may, in its sole and absolute discretion, and subject to the provisions of this Plan, from time to time delegate any or all of its authority to administer this Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of this Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code or Awards held by Employees who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All interpretations and determinations of the Committee made with respect to the granting of Awards shall be final, conclusive and binding on all interested parties. The Committee may make grants of Awards on an individual or group basis.

(c) Employment of Advisors. The Committee may employ attorneys, consultants, accountants, and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

(d) Limitation of Liability/Rights of Indemnification. No member of the Committee or any person acting as a delegate of the Committee with respect to this Plan shall be liable for any action that is taken or is omitted to be taken or for any losses resulting from any action, interpretation, construction or omission made in good faith with respect to this Plan or any Award granted under this Plan. In addition to such other rights of indemnification as they may have as directors, members of the Committee shall be indemnified by the Company against any reasonable expenses, including attorneys’ fees actually and necessarily incurred, which they or any of them may incur by reason of any action taken or failure to act under or in connection with this Plan or any Award granted thereunder, and against all amounts paid by them in settlement of any claim related thereto (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such director or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a director or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle the defense of the same.

SECTION 4

ELIGIBILITY

(a) General Rule. Initially, this Plan has a four-tiered design which will utilize different corporate goals, thresholds, criteria and weighting to determine the Annual Performance Bonuses earned by the Employees who may be eligible for an Award under this Plan; the eligible Employees are described in this Section 4. The Committee or the Chief Executive Officer may determine from time to time to revise or expand the tiers described in Sections 4(b)-(e).

(b) Corporate Officers. This group consists of Employees who are officers of the Company from the Chief Executive Officer to the Controller who have an impact on the strategic direction of the Company.

(c) Business Unit Management. This group consists of Employees who are key business unit leaders of the Company or its Subsidiaries ranging from general managers to directors of staff functions in the business units.

(d) Corporate Key Employees. This group consists of Employees who are department directors, managers, and a few select key senior professionals such as critical engineering talent.

(e) Business Unit Key Employees. This group includes Employees who are business unit managers, including rig managers, functional managers, and select key senior professionals.

(f) New Employees. Eligible positions from which individuals may be selected for participation are described in Sections 4(b)-(e). A new or current Employee who moves into an eligible position and becomes an Employee described in Sections 4(b)-(e) during a Performance Period may participate for that Performance Period at the discretion of the Chief Executive Officer of the Company. Such individual’s Award will be prorated for the portion of the Performance Period the individual was eligible.

SECTION 5

ANNUAL PERFORMANCE BONUSES

(a) Annual Performance Bonuses. The Committee may grant Annual Performance Bonuses under this Plan in the form of cash to the eligible Employees determined under Section 4 in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Notice, subject to the provisions of this Section 5.

(b) Performance Periods. Annual Performance Bonuses will be awarded in connection with a twelve-(12) month Performance Period, which will be the fiscal year of the Company.

(c) Eligible Participants. Prior to the commencement of a Performance Period, the Committee will determine the Employees who will be eligible to receive an Annual Performance Bonus under this Plan with respect to that Performance Period; provided that the Committee may determine the eligibility of any Employee, other than a Covered Employee, after the commencement of the Performance Period. An Award Notice shall be provided to each Participant under this Plan as soon as administratively feasible after such Participant becomes eligible for a Performance Period. An Award Notice shall specify the applicable Performance Period, and the Performance Goals, specific performance factors and targets related to the Performance Goals, award criteria, and the targeted amount of his or her Annual Performance Bonus, as well as any other applicable terms of the Annual Performance Bonus for which he or she is eligible.

(d) Performance Goals; Specific Performance Targets; Award Criteria.

(i) Prior to the commencement of each Performance Period, the Committee shall fix and establish in writing (A) the Performance Goals that will apply to that Performance Period; (B) with respect to Performance Goals, the specific performance factors and targets related to each Participant and, if achieved, the targeted amount of his or her Annual Performance Bonus; and (C) subject to Subsection (e) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee shall also set forth the minimum level of performance, based on objective factors and criteria, that must be attained during the Performance Period before any Performance Goal is deemed to be attained and any Annual Performance Bonus will be earned and become payable, and the percentage of the Annual Performance Bonus that will be earned and become payable upon attainment of various levels of performance that equal or exceed the minimum required level. The Committee shall adopt the Plan Schedule for a particular Performance Period prior to the commencement of that Performance Period.

(ii) The Committee may, in its discretion, select Performance Goals and specific performance factors and targets that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Goals and specific performance targets that are absolute or relative to the performance of one or more peer companies or an index of peer companies. Annual Performance Bonuses awarded to Participants who are not Covered Employees will be based on the Performance Goals and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Goals and formulas may be the same as or different than the Performance Goals and formulas that apply to Covered Employees.

(e) Adjustments.

(i) In order to assure the incentive features of this Plan and to avoid distortion in the operation of this Plan, the Committee may make adjustments in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it for any Performance Period under this Section 5, whether before or after the end of the Performance Period to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, to compensate for or reflect any extraordinary changes which may have occurred during the Performance Period which significantly affect factors that formed part of the basis upon which such Performance Goals, specific performance targets related to those Performance Goals and award criteria were determined. Such changes may include, without limitation, changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles. The Committee also reserves the right to adjust Annual Performance Bonus Awards to insulate them from the effects of unanticipated, extraordinary, major business developments, e.g., unusual events such as a special asset writedown, sale of a division, etc. The determination of financial performance achieved for any Performance Period may, but need not be, adjusted by the Committee to reflect such extraordinary, major business developments. Any such determination shall not be affected by subsequent adjustments or restatements.

(ii) In the event of any change in outstanding shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it under this Section 5 for any Performance Period not then completed; any and all such adjustments to be conclusive and binding upon all parties concerned.

(iii) Notwithstanding the foregoing provisions of this Subsection (e), with respect to Annual Performance Bonus Awards to Covered Employees, the Committee shall not have any discretion granted by this Subsection (e), to the extent reserving or exercising such discretion would cause any such Annual Performance Bonus Award not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(f) Payment, Certification. As soon as administratively feasible after the end of each Performance Period, the Committee shall determine whether the Performance Goals applicable to Annual Performance Bonus Awards for such Performance Period were satisfied and, if such Performance Goals were satisfied in whole or in part, the amount payable for each Participant granted an Annual Performance Bonus Award. No Annual Performance Bonus Award will be deemed to be earned and payable with respect to any Covered Employee or other Employee subject to the reporting requirements of Section 16(a) of the Exchange Act until the Committee certifies in writing the level of performance attained for the Performance Period in relation to the applicable Performance Goals. For purposes of this Subsection (f), approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification. In applying Performance Goals, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 9 of the ENSCO International Incorporated 2005 Long-Term Incentive Plan and the cumulative effect of changes in the law, regulations or accounting rules), and may determine no later than ninety (90) days after the commencement of any applicable Performance Period to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(g) Form of Payment. Annual Performance Bonuses will be paid in cash in accordance with Section 7.

(h) Limitation on Amount of Annual Performance Bonuses. The maximum amount that may be paid pursuant to an Annual Performance Bonus Award for any Performance Period to any one individual under this Plan is $2,500,000.

(i) Section 162(m) of the Code. It is the intent of the Company and the Committee that Performance Awards be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 5 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations, and that this Plan be operated so that the Company may take a full tax deduction for Annual

Performance Bonuses. If any provision of this Plan or any Annual Performance Bonus would otherwise frustrate or conflict with this intent, that provision shall be interpreted and deemed amended so as to avoid this conflict and such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of Section 162(m) of the Code without invalidating the remaining provisions hereof. With respect to Section 162(m) of the Code, if this Plan does not contain any provision required to be included herein under Section 162(m) of the Code, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

(j) Promotion or Transfer. In the event of promotion or transfer during the Performance Period, the Incentive Award will be determined on a pro rata basis at the different job levels and/or different units or unit sectors. Promotion or transfer after the Performance Period does not affect determination of the Incentive Award amount for that Performance Period.

(k) Acceleration. Each Participant who has been granted an Annual Performance Bonus Award that is outstanding as of the date of a Change in Control will have his or her Annual Performance Bonus Award interpreted as if the specific targets related to the Performance Goals have been achieved to a level of performance, as of the date of Change in Control, that would cause all (100%) of the Participant’s targeted amount under the Annual Performance Bonus to become payable in an amount determined by multiplying that targeted amount by a fraction, the numerator of which is the number of days in the Performance Period that had elapsed as of the Change in Control date and the denominator of which is 365. The Committee or the Chief Executive Officer may, however, determine in its or his or her sole discretion not to apply the pro rata reduction described in the preceding sentence.

(l) Disqualification of Award. This Plan is intended to align Employee and stockholder interests. Occasionally unusual circumstances may arise that are not anticipated by this Plan. Should a situation occur where a Participant is deemed to have (A) breached the Company’s Code of Business Conduct (Ethics) Policy, (B) materially breached any other policy of the Company, or (C) experienced a significant incident involving a fatal or serious injury to an Employee under the supervision of the Participant or significant damage to the property of the Company and its Subsidiaries or the environment which is caused by the actions or inactions of the Participant or one or more Employees under his or her supervision, the Committee, in its sole discretion, may disqualify the Participant from earning or receiving payment of any Award for a given Performance Period in whole or in part. Participation in future Performance Periods may be considered independent of this decision.

SECTION 6

DISCRETIONARY BONUSES

The Committee has designed this Plan with the intent to ensure that this Plan design regarding Annual Performance Bonus Awards will eliminate or minimize the need for the Award of any Discretionary Bonuses. The Committee recognizes, however, that unusual circumstances may occur that prevent paying appropriate rewards to a few key eligible Employees. In recognition of truly extraordinary performance, occasional Discretionary Bonuses Awards may be required and granted by the Committee. In summary, while Discretionary Bonus Awards are made entirely at the discretion of the Committee, they are primarily intended to provide a means of redressing rare inequities in Annual Performance Bonus Award determinations or to reward exemplary performance on a very limited basis. Discretionary Bonuses will be paid in cash in accordance with Section 7.

SECTION 7

PAYMENT; TAX WITHHOLDING

(a) Eligibility for Non-Tax Deferred Payment. Except as provided in Sections 7(c) and (d) below, upon the Committee’s written certification in accordance with Section 5(f) that a payment for an Annual Performance Bonus Award with respect to a Performance Period is due under the Plan, each Participant who has been granted an Annual Performance Bonus Award with respect to such Performance Period and who has remained continuously employed by the Company or a Subsidiary until the last day of such Performance Period shall be entitled to the payment amount applicable to such Participant’s Annual Performance Bonus Award certified by the Committee for such Performance Period and his or her Discretionary Bonus Award, if any. Payments under this Plan shall be made in cash in one lump sum payment. It is intended that payments under this Plan will be made as soon as administratively feasible after the end of the Performance Period following written certification by the Committee under Section 5(f) that payment of Incentive Awards are due in order to ensure that this Plan does not constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A(d) of the Code and applicable Treasury regulations promulgated pursuant thereto.

(b) Tax Deferred Payment. If an Award recipient for any Performance Period is eligible to participate in any deferred compensation program sponsored and administered by the Company, he or she may elect, prior to the first day of that Performance Period, to defer all or any portion of that Award payment under the terms and conditions, and up to the limits, determined in the discretion of the Committee and as permitted by the terms of that deferred compensation plan. Any portion of any Award not deferred under this section of this Plan will be paid as described under Subsection (a).

(c) Retirement, Permanent and Total Disability, Death or Termination “Without Cause”. If a Participant was granted an Incentive Award for a Performance Period and his employment with the Company and its Subsidiaries terminates during the Performance Period by reason of death, Permanent and Total Disability, retirement on or after Normal Retirement Age, or termination by the Company and all Subsidiaries “without cause,” the Incentive Award will be determined on a pro rata basis for that Performance Period, and will become payable as provided in Subsection (a). In the event of death, payment will be made to the beneficiary or beneficiaries as designated on the Participant’s beneficiary designation form under the Company’s group term life insurance program. In the absence of a beneficiary designation form, payment of the Incentive Award will be made to the estate of the deceased Participant. Any amount that has been deferred as provided under Subsection (b) shall be processed in accordance with the applicable deferred compensation plan.

(d) Employee Termination “For Cause” or Resignation. Except as provided in Subsection (c) or in Section 7(e) or (f) below, if a Participant resigns before his or her Normal Retirement Age or is terminated involuntarily “for cause,” and such employment termination occurs before the Participant’s Incentive Award, if any, has been certified pursuant to Section 5(f), then such Participant shall forfeit that unpaid Incentive Award and shall not be entitled to receive any payment under this Plan with respect to his or her Incentive Award for such Performance Period.

(e) Challenge to Control—Committee Discretion. The Committee may in its discretion direct that all employment continuation requirements be waived if it finds, in its sole discretion, that a major challenge to the control of the Company exists. Any amount that has been deferred as provided under Subsection (b) shall be processed in accordance with the applicable deferred compensation plan.

(f) Change in Control—Automatic Acceleration of Incentive Awards. If in fact a Change in Control occurs, all Incentive Awards will be determined and paid to Participants within sixty (60) days of such event.

(g) Tax Withholding. Incentive Awards under this Plan will be subject to tax withholding as required by law. Any deferred payments pursuant to Subsection (b) shall be subject to tax withholding as provided in the applicable deferred compensation plan.

(h) Impact on Employee Benefits. Incentive Awards paid under this Plan shall not be included in the determination of an Employee’s eligible compensation when determining benefits under other benefit programs.

(i) Definition of Cause. For purposes of this Section 7, “cause” is defined as and limited to (i) gross misconduct or gross neglect by the Participant in the discharge of his or her duties as an Employee, (ii) the breach by the Participant of any policy or written agreement with the Company or any of its Subsidiaries, including, without limitation, any employment or non-disclosure agreement, (iii) proven dishonesty in the performance of the Participant’s duties, (iv) the Participant’s conviction or a plea of guilty or nolo contendere to a felony or crime of moral turpitude, or (v) the Participant’s alcohol or drug abuse; provided, however, the Participant shall not be deemed to have been dismissed for cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the Board or the Committee at a meeting duly called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board or Committee), finding that in the good-faith, reasonable opinion of the Board or Committee, the Participant was guilty of the conduct set forth in this sentence and specifying the particulars in detail.

SECTION 8

NO EMPLOYMENT RIGHTS

No provisions of this Plan under any Award Notice shall be construed to give any Participant any right to remain an Employee of, or provide Services to, the Company or any of its Subsidiaries or to affect the right of the Company to terminate any Employee’s service at any time, with or without cause.

SECTION 9

FUNDING AND STATUS OF PLAN

This Plan is a payroll practice of the Company and not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Plan is not funded in the sense of a “funded plan” under ERISA, or Internal Revenue Service or other government regulations, which prescribe certain Participant rights and fiduciary obligations. Funding for this Plan will be equivalent to the sum of individual Incentive Awards. Funding is for accounting purposes only and does not confer any rights to Participants to any portion of such funds or any other Company assets except under this Plan rules and Award guidelines. To the extent that a Participant acquires a right to receive payment from the Company under this Plan, such right shall be no greater than the rights of any unsecured creditor of the Company.

SECTION 10

TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION

(a) Effective Date; Term of Plan. This Plan shall continue in effect until terminated under this Section 10.

(b) Amendment and Termination. The Committee in its sole discretion may terminate this Plan at any time and may amend this Plan at any time in such respects as the Committee may deem advisable; provided, no amendment, suspension or termination of this Plan shall materially adversely affect the rights of a Participant with respect to compensation previously earned and not yet paid. In the event that this Plan shall be suspended or terminated during the course of a Performance Period, an Incentive Award calculated in accordance with the terms of this Plan prior to such event will be paid to Participants on a pro rata basis.

SECTION 11

ALIENATION AND SUBORDINATION OF BENEFITS

No benefit or payment under this Plan may be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, lien or charge, by operation of law or otherwise, including levy, garnishment, pledge, or bankruptcy, except by will or the laws of descent and distribution, and any attempt to treat otherwise shall be void. No payment or benefit shall be in any manner liable for or subject to the recipient’s debts, contracts, liabilities, or torts except where legislation provides for regulatory action or court order (garnishment, etc.) to supersede this restriction.

SECTION 12

GOVERNING LAW

THIS PLAN AND ANY AND ALL AWARD NOTICES EXECUTED IN CONNECTION WITH THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

CHARTER

AUDIT COMMITTEE

of

THE BOARD OF DIRECTORS

of

ENSCO INTERNATIONAL INCORPORATED

(as amended and restated on March 1, 2005)

Mission Statement

The Audit Committee (“Committee”) will assist the Board of Directors in fulfilling its oversight responsibilities, including those which relate to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the auditor’s (as defined below) qualifications and independence and (iv) the performance of the Company’s Internal Audit Department and the auditor. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. As used herein, the term “auditor” means the independent public accounting firm engaged to perform the Company’s audit required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Composition

The Committee shall be comprised of three or more Directors who are independent as defined in the Company’s Corporate Governance Policy and by applicable laws, rules and regulations. Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless approved by the Board of Directors.

Committee members shall be appointed by the Board of Directors. The Committee shall appoint one member Committee Chairman following each Annual Meeting of Stockholders or whenever a vacancy occurs.

Each Committee member shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment in accordance with applicable laws, rules and regulations.

At least one of the Committee members shall have financial management expertise, such qualification to be determined by the Company’s Board of Directors in accordance with and as required by applicable laws, rules and regulations.

Authority

The Committee is granted the authority to:

•	Directly appoint, approve the compensation of, oversee and discharge the auditor, which direction includes the authority to directly approve the auditor’s audit engagement fees and terms, provided that the Committee’s annual appointment of the auditor shall be submitted to the Company’s stockholders for ratification at each Annual Meeting of Stockholders. In connection with the auditor appointment, the Committee shall annually determine that legal or regulatory rotation requirements for the lead audit partner have been satisfied, and shall consider whether there should be a rotation of the auditor firm to further continuing auditor independence.

•	Pre-approve all audit services and permissible non-audit services to be performed for the Company and its subsidiaries by the auditor and its member firms, subject to the de minimis exceptions for non-audit services detailed in Section 10A(i)(1)(B) of the Exchange Act, and the rules and regulations promulgated thereunder;

•	Investigate any activity of the Company, with the full cooperation of all employees as requested by the members of the Committee; and

•	Retain persons, including professionals having special competence, as necessary to assist the Committee in fulfilling its responsibilities and engage independent legal counsel and other advisors regarding accounting or audit practices or other issues pertinent to the Committee.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee. The auditor shall report directly to the Committee.

Meetings

The Committee is to meet as many times as the Committee deems necessary. At a minimum, the Committee shall meet quarterly to discuss annual and quarterly financial statements with the auditor and management.

A written agenda for each meeting should be prepared and distributed to the Committee members and Board members in advance, along with any other relevant information.

As necessary or desirable, the Committee may request that members of management and representatives of the auditor be present at meetings of the Committee.

Additional attendees and matters to be reviewed at Committee meetings shall include the following:

•	The Company’s Director—Internal Audit shall report, at least annually, on the results of audits and the current audit plan status.

•	The Company’s General Counsel shall periodically report to the Committee on legal matters that may have a significant impact on the Company’s financial statements. The General Counsel also shall annually advise the Committee of, and the Committee shall discuss, the guidelines and policies by which the Company undertakes risk assessment and risk management, including the availability and cost of insurance.

•	The Committee shall periodically meet with the auditor, the Chief Financial Officer, the General Counsel, the internal auditors and Company management in separate executive sessions.

•	The Company’s Director—Tax shall periodically report to the Committee on tax matters that may have a significant impact on the Company’s financial statements.

Minutes

The Secretary or Assistant Secretary of the Company, or other such person as the Committee shall appoint, will prepare the minutes of each meeting and distribute a copy of the minutes to the Committee members and the other Directors.

Responsibilities

The Committee shall be empowered in accordance with its judgment to:

Internal Controls

1.	Review with the Company’s management and auditor the Company’s policies and procedures to confirm Company management’s opinion regarding the adequacy of internal accounting, financial reporting and disclosure controls and procedures.

2.	Inquire as to the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a system breakdown.

3.	Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

Financial and SEC Reporting

4.	Discuss the Company’s annual audited financial statements and quarterly financial statements with Company management and the auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other key content and disclosures to be included in the Company’s annual and quarterly reports filed with the SEC.

5.	Discuss each quarterly earnings press release, as well as related financial information, with management and the auditor prior to the public release of earnings.

6.	Review with management and the auditor, upon completion of the audit, the audited financial results for the year prior to their release to the public. This review is to encompass:

•	Significant transactions that are not a normal part of the Company’s operations;

•	Changes, if any, during the year in the Company’s accounting principles or their application; and

•	Significant adjustments proposed by the auditor;

•	The effect of regulatory policies and developments, including those related to accounting and SEC reporting, on the Company’s financial statements;

•	The effect of accounting initiatives, including any off-balance sheet structures, on the Company’s financial statements; and

•	Make a recommendation to the Board of Directors that approval be granted to include the audited financial results in the Company’s Annual Report on Form 10-K filed with the SEC.

7.	Provide its independent perspective to management for consideration in the resolution of financial statement issues and for discussion of significant judgment matters.

8.	Review and approve the Audit Committee Report that is required to be included in the Company’s annual proxy statement under SEC rules.

External	Audit

9.	Discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor, discuss the auditor’s independence and take such further action as may be appropriate to verify the auditor’s independence.

10.	At least annually, obtain and review a report from the auditor regarding (i) the auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the auditor and the Company. The Committee shall present its conclusions with respect to the auditor to the full Board of Directors.

11.	Review, prior to the annual audit, the scope and general extent of the auditor’s audit plan.

12.	Review the auditor’s identification of issues and business and financial statement risks and exposures, including any related recommendations for improvement.

13.	Review and discuss reports from the auditor on the following:

•	all critical accounting policies and practices to be used;

•	all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditor; and

•	other material written communications between the auditor and Company management, such as any management letter or schedule of unadjusted differences.

14.	Inform the auditor and management that the auditor and the Committee may communicate with each other at all times, and that the Committee Chairman may call a meeting whenever he deems it necessary.

15.	Instruct the auditor that the Committee expects to be advised if there are any areas that require its special attention.

16.	Evaluate the cooperation received from management by the auditor during their audit examination, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the auditor to the Company’s needs. Inquire of the auditor whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to issue a nonstandard report on the Company’s financial statements.

17.	Discuss with the auditor the quality of the Company’s financial and accounting personnel.

Internal Audit

18.	Review and approve the Internal Audit Department annual audit plan.

19.	Review significant findings and management’s response to internal audit reports, including follow-up actions.

Related Party Transactions and Compliance With Codes Of Ethical Conduct

20.	Review any proposed transaction between any Company officer or Director, or a relative or affiliate of any officer or Director, and the Company or any of its subsidiaries or affiliates to ensure that such “related-party” transactions are fair and in the overall best interest of the Company.

21.	Make, or cause to be made, all necessary inquiries of management and the auditor concerning established standards of corporate conduct and performance, and deviations therefrom.

22.	Review in-house policies and procedures for regular review of officers’ expenses and perquisites, including any use of corporate assets. Inquire as to the results of the review and, if appropriate, review a summary of the expenses and perquisites of the period under review.

23.	Review the results of the Company’s annual survey of compliance with the Company’s Code of Business Conduct Policy.

24.	Establish procedures for the receipt, retention and treatment of complaints received by the Company or Board of Directors regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, auditing or business conduct matters.

Other

25.	Review and discuss disclosures made to the Committee by the Company’s principal executive officer(s) and principal financial officer(s) during their certification process for the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q regarding (i) any significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting or material weaknesses therein, and (ii) any fraud involving Company management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting.

26.	Apprise the Board of Directors, through routine Committee reports, distribution of minutes and special presentations as necessary, of significant developments in the course of performing the above duties.

27.	Review the annual Board performance evaluation as it relates to the Committee, and implement such measures as may be deemed appropriate to improve the performance and administration of the Committee.

28.	Annually review the Committee charter and recommend to the Board of Directors any appropriate extension or changes in the duties of the Committee or revisions of the Committee charter.

29.	Review the results of the Company’s annual fraud risk assessment.

30.	Set policies for the Company’s hiring of employees or former employees of the auditor.

31.	Require management to establish procedures for the receipt, retention and treatment of reports by the Company’s internal and external attorneys regarding evidence of a material violation of an applicable United States federal or state securities law, material breach of fiduciary duty arising under United States federal or state law or similar material violation of any United States federal or state law by the Company or any officer, director, employee or agent of the Company.

ANNUAL MEETING OF STOCKHOLDERS OF

ENSCO INTERNATIONAL INCORPORATED

May 3, 2005

Please date, sign and mail

the proxy card in the

envelope provided as soon

as possible.

PROXY

ENSCO INTERNATIONAL INCORPORATED

Board of Directors Proxy for the Annual Meeting

of Stockholders at 10:00 a.m., Tuesday, May 3, 2005

Fairmont Hotel, 1717 N. Akard Street

Dallas, Texas 75201

The undersigned stockholder of ENSCO International Incorporated (the “Company”) hereby appoints Carl F. Thorne and William S. Chadwick, Jr., or either of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and any adjournment(s) thereof:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IFA CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), (2), (3), (4), (5), (6), or (7) THIS PROXY WILL BE VOTED “FOR” EACH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (8). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Your Board of Directors recommends a vote “FOR” the individuals nominated to serve as Class II Directors and “FOR” all of the other proposals which have been submitted to the stockholders for approval.

Address Changes/Comments:

(If Address Changes/Comments are noted above, please mark the corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

ATTN: INVESTOR RELATIONS 500 N. AKARD STREET SUITE 4300 DALLAS, TX 75201

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the proxy card in hand when accessing the web site and follow the instructions to obtain records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the proxy card in hand when calling and then follow the instructions.

VOTE BY MAIL

Mark, sign and date the proxy card and return it in the postage-paid envelope provided or return it to ENSCO International Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENSCO INTERNATIONAL INCORPORATED
To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name on the line below.

		For All	Withhold All	For All Except
1.	Election of Class II Directors:

NOMINEES:
(01) Morton H. Meyerson
	(02) Joel V. Staff	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of an amendment to the Company’s Certificate of Incorporation to consolidate the existing authorized two classes of preferred stock into a single class of preferred stock.	☐	☐	☐	7.	Ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent accountants for 2005.	☐	☐	☐

3.	Approval of an amendment to the Company’s Certificate of Incorporation to remove restrictions on ownership and control of shares of the Company by non-United States citizens.	☐	☐	☐	8.	On any other business that may properly come before the Annual Meeting, in the discretion of the proxies, hereby revoking any proxy or proxies heretofore given by the undersigned.

4.	Approval of amendments to simplify and modernize the Company’s Certificate of Incorporation.	☐	☐	☐

5.	Approval of the 2005 Cash Incentive Plan.	☐	☐	☐		Note: Please sign exactly as the name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
6.	Approval of the 2005 Long-Term Incentive Plan.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated				☐

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date